                                                                   EXHIBIT 10.14

                            UP TO U.S. $200,000,000

                              AMENDED AND RESTATED
                           REVOLVING CREDIT AGREEMENT


                         Dated as of December 29, 1995

                                    Between

                         HOSPITALITY PROPERTIES TRUST

                                  as Borrower
                                  -- --------

                                      and

                          DLJ MORTGAGE CAPITAL, INC.


                                   as Lender
                                   -- ------

                               TABLE OF CONTENTS

SECTION                                                  PAGE
ARTICLE I


                      DEFINITIONS AND ACCOUNTING TERMS......    1
     1.1.   Defined Terms...................................    1
     1.2.   Computation of Time Periods.....................   25
     1.3.   Accounting Terms................................   25
     1.4.   Certain Terms...................................   25

ARTICLE II

                   AMOUNTS AND TERMS OF THE LOANS...........   25
     2.1.   The Loans.......................................   25
     2.2.   Making the Loans................................   26
     2.3.   [Intentionally Omitted].........................   27
     2.4.   Reduction and Termination of the Commitment.....   27
     2.5.   Repayment.......................................   27
     2.6.   Prepayments.....................................   27
     2.7.   Continuation of Loans at the Eurodollar Rate;
             Conversion of Loans on the Conversion Date.....   28
     2.8.   Interest........................................   28
     2.9.   Interest Rate Determination and Protection......   29
     2.10.  Increased Costs.................................   30
     2.11.  Illegality......................................   30
     2.12.  Capital Adequacy................................   31
     2.13.  Payments and Computations.......................   31
     2.14.  Taxes...........................................   32

ARTICLE III

                     APPROVAL OF PROPOSED HOTEL FACILITIES
                      SELECTED PROPERTIES AND PREPARATION
                            OF MORTGAGE DOCUMENTS...........   33
     3.1.   Approval of Proposed Hotel Facilities...........   33
     3.2.   Loan to Value Requirement; Selected Properties..   34
     3.3.   Preparation and Execution of Mortgage Documents.   34

ARTICLE IV

                         CONDITIONS OF LENDING..............   35
     4.1.   Conditions Precedent to the Initial Loan........   35
     4.2.   Conditions Precedent to Each Loan...............   38


SECTION                                                       PAGE
ARTICLE V

                   REPRESENTATIONS AND WARRANTIES...........   41
     5.1.   Existence; Compliance with Law..................   41
     5.2.   Power; Authorization; Enforceable Obligations...   42
     5.3.   Taxes...........................................   43
     5.4.   Full Disclosure.................................   44
     5.5.   Financial Matters...............................   44
     5.6.   Litigation......................................   45
     5.7.   Margin Regulations..............................   45
     5.8.   Ownership of Borrower and HRPT Advisors;
             Subsidiaries...................................   45
     5.9.   ERISA...........................................   47
     5.10.  Liens...........................................   48
     5.11.  [Intentionally Omitted].........................   48
     5.12.  No Burdensome Restrictions; No Defaults;
             Contractual Obligations........................   48
     5.13.  No Investments..................................   48
     5.14.  Government Regulation...........................   49
     5.15.  Insurance.......................................   49
     5.16.  Employees.......................................   49
     5.17.  Force Majeure...................................   50
     5.18.  Use of Proceeds.................................   50
     5.19.  Environmental Protection........................   50
     5.20.  Contractual Obligations Concerning Assets.......   52
     5.21.  Status as REIT..................................   52
     5.22.  Real Property...................................   52
     5.23.  Operator and Advisor: Compliance with Law.......   54
     5.24.  Operating Leases, Management Agreement and
             Advisory Agreement.............................   55
     5.25.  FF&E Reserves...................................   56

ARTICLE VI

                         FINANCIAL COVENANTS................   56
     6.1.   Limitation on Indebtedness......................   56
     6.2.   Limitation on Secured Indebtedness..............   56
     6.3.   Interest Expense Coverage.......................   57
     6.4.   Maintenance of Tangible Net Worth...............   57
     6.5.   Maintenance of Loan to Value Ratio..............   57

ARTICLE VII

                      AFFIRMATIVE COVENANTS.................   57
     7.1.   Compliance with Laws, Etc.......................   57
     7.2.   Conduct of Business.............................   57


SECTION                                                       PAGE
     7.3.   Payment of Taxes, Etc...........................   58
     7.4.   Maintenance of Insurance........................   58
     7.5.   Preservation of Existence, Etc..................   58
     7.6.   Access..........................................   59
     7.7.   Keeping of Books................................   59
     7.8.   Maintenance of Properties, Etc..................   59
     7.9.   Performance and Compliance with Other Covenants.   59
     7.10.  Application of Proceeds.........................   60
     7.11.  Financial Statements............................   60
     7.12.  Reporting Requirements..........................   62
     7.13.  Leases and Operating Leases.....................   65
     7.14.  [Intentionally Omitted].........................   66
     7.15.  Employee Plans..................................   66
     7.16.  [Intentionally Omitted].........................   66
     7.17.  Fiscal Year.....................................   66
     7.18.  Environmental Matters...........................   66
     7.19.  Appraisals and other Valuations.................   67
     7.20.  REIT Requirements...............................   67
     7.21.  Maintenance of FF&E Reserves....................   67
     7.22.  Further Assurances..............................   68

 ARTICLE VIII

                         NEGATIVE COVENANTS.................   68
     8.1.   Liens, Etc......................................   68
     8.2.   Indebtedness....................................   70
     8.3.   Lease Obligations...............................   71
     8.4.   [Intentionally Omitted.]........................   71
     8.5.   Mergers, Stock Issuances, Asset Sales, Etc......   71
     8.6.   Investments.....................................   72
     8.7.   Change in Nature of Business or Organizational
            Documents.......................................   73
     8.8.   Modification of Material Agreements.............   73
     8.9.   Accounting Changes..............................   74
     8.10.  Transactions with Affiliates....................   74
     8.11.  Environmental Matters...........................   74

ARTICLE IX

                          EVENTS OF DEFAULT.................   75
     9.1.   Events of Default...............................   75
     9.2.   Remedies........................................   78

ARTICLE X

                            MISCELLANEOUS...................   79

SECTION                                                       PAGE
     10.1.  Amendments, Etc.................................   79
     10.2.  Notices, Etc....................................   79
     10.3.  No Waiver; Remedies.............................   80
     10.4.  Costs; Expenses; Indemnities....................   80
     10.5.  Right of Set-off................................   82
     10.6.  Binding Effect..................................   83
     10.7.  Assignments and Participations..................   83
     10.8.  Governing Law; Severability.....................   84
     10.9.  Submission to Jurisdiction; Service of Process..   84
     10.10. Section Titles..................................   85
     10.11. Execution in Counterparts.......................   85
     10.12. Entire Agreement................................   85
     10.13. Confidentiality.................................   85
     10.14. Waiver of Jury Trial............................   86
     10.15. NON-LIABILITY OF TRUSTEES.......................   86
     10.16. Securitization Opinions.........................   86
     10.17. Cooperation With Rating Agencies................   86
     10.18. Securitization Financials.......................   87

                                   SCHEDULES
                                   ---------


Schedule 1.1     - Initial Hotels

Schedule 3.2     - Mortgaged Property Prioritization Schedule

Schedule 5.8(a)  - Stock Related Agreements

Schedule 5.8(c)  - Subsidiaries

Schedule 5.19    - Environmental Matters

Schedule 5.22(a) - Owned Real Estate

Schedule 5.22(b) - Leased Real Estate

Schedule 5.22(c) - Defects in Improvements

Schedule 8.1     - Existing Liens

                                    EXHIBITS
                                    --------

Exhibit A  - Form of Note

Exhibit B  - Form of Notice of Borrowing

Exhibit C  - Form of Negative Pledge Agreement

Exhibit D  - Form of Opinion of Counsel for the Loan
             Parties

Exhibit E  - Form of Mortgage

Exhibit F  - Form of Assignment Agreement

Exhibit G  - Form of Management Agreement

Exhibit H  - Form of Operating Lease

Exhibit I  - Form of Security Agreement

Exhibit J  - Form of Subordination Agreement

Exhibit K -  Form of Letter Agreement

          AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT, dated as of the 29th day of December, 1995, between HOSPITALITY PROPERTIES TRUST, a Maryland real estate investment trust (the "Borrower") and DLJ MORTGAGE CAPITAL, INC., a Delaware corporation (the "Lender").

                              W I T N E S S E T H:
                              -------------------

          WHEREAS, pursuant to that certain Revolving Credit Agreement dated as of August 22, 1995 between the Borrower and the Lender (the "Original Revolving Credit Agreement"), the Lender agreed to make to the Borrower revolving credit advances of up to $200,000,000 in aggregate principal amount outstanding at any one time, for the purposes and upon the terms and subject to the conditions set forth therein;

           WHEREAS, as of the date hereof no advances have been made under the Original Revolving Credit Agreement;

          WHEREAS, the Borrower and the Lender have agreed to amend certain terms and provisions of the Original Revolving Credit Agreement and to restate the same as hereinafter set forth;

          NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree that the aforementioned recitals are true and correct and hereby incorporated herein and that the Original Revolving Credit Agreement is hereby amended and restated in its entirety so that all of the terms and conditions contained in this Agreement shall supersede and control the terms and conditions of the Original Revolving Credit Agreement.


                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

          1.1.  Defined Terms.  As used in this Agreement, the following terms
                -------------
have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Advisor" means HRPT Advisors or such other Person as shall act as an
           -------
advisor to the Borrower, whether pursuant to the Advisory Agreement, or an agreement analogous to the Advisory Agreement, with the prior written consent of the Lender.

          "Advisory Agreement" means the Advisory Agreement, dated as of August
           ------------------
21, 1995, between the Borrower and the Advisor, as amended, supplemented or modified from time to time in a manner not inconsistent with the terms hereof or of the Subordination Agreement.

          "Affiliate" means, as to any Person, any Subsidiary of such Person and
           ---------
any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person and includes each officer or director or trustee or general partner of such Person, and each Person who is the beneficial owner of 10% or more of any class of voting Stock of such Person. For the purposes of this definition, "control" means the possession of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

          "Agreement" means the Original Revolving Credit Agreement as amended
           ---------
and restated pursuant to this Amended and Restated Revolving Credit Agreement, together with all Exhibits and Schedules hereto, as the same may be amended, supplemented or otherwise modified from time to time.

          "Appraisal" means an appraisal using methodologies reasonably
           ---------
acceptable to the Lender at the time such appraisal is or was made and performed by a Recognized Appraiser.

           "Approved Hotel Facility" means any Proposed Hotel Facility approved
            -----------------------
by the Lender pursuant to Section 3.1 hereof.

          "Asset Sale" means any sale, conveyance, transfer, assignment, lease
           ----------
or other disposition (including, without limitation, by merger or consolidation and whether by operation of law or otherwise) by the Borrower or any of its Subsidiaries to any Person of any Stock of any of its Subsidiaries, any Stock Equivalents of any of its

Subsidiaries or any Mortgaged Property but excluding Operating Leases .

          Asset Sale Proceeds" means payments received by the Borrower or any of
          -------------------
its Subsidiaries (including, without limitation, any payments received by way of deferred payment of principal pursuant to a note or receivable or otherwise, but only as and when received) from any Asset Sale (after repayment of any Indebtedness other than the Loans secured by the Mortgaged Property subject of such Asset Sale to the extent such Indebtedness is permitted hereunder), in each case net of the amount of (i) brokers' and advisors' fees and commissions payable other than to an Affiliate of the Borrower in connection with such Asset Sale, (ii) all foreign, federal, state and local taxes payable as a direct consequence of such Asset Sale, (iii) the reasonable fees and expenses attributable to such Asset Sale, to the extent not included in clause (i), except to the extent payable to any Affiliate of the Borrower, and (iv) any amount required to be paid to any Person (other than the Borrower and any of its Subsidiaries) owning a beneficial interest in the property or assets sold.

          "Assignment Agreement" means, with respect to each Mortgaged Property,
           --------------------
an agreement substantially in the form of Exhibit F, executed by the Borrower, the Lender and the Manager, assigning to the Lender, the Management Agreement relating thereto,

          "Base Rate" means, for any period, a fluctuating interest rate per
           ---------
annum as shall be in effect from time to time, which rate per annum shall be equal at all times to the higher of:

          (a) the rate of interest announced publicly by Citibank, N.A. in New York, New York, from time to time, as such bank's prime rate; and

          (b) the sum (adjusted to the nearest 1/4 of one percent or, if there is no nearest 1/4 of one percent, to the next higher 1/4 of one percent) of (i) one and one-half percent (1 1/2%) per annum plus (ii) the Federal Funds Rate.
                                            ----

          "Base Rent" means, for any period, the base or fixed rent or
           ---------
percentage rent during such period payable by an Operating Lessee pursuant to the terms of an Operating Lease.

          "Business Day" means a day of the year on which banks are not required
           ------------
or authorized to close in New York City and a day on which dealings are also carried on in the London interbank market.

          "Capital Expenditures" means, for any Person for any period, the
           --------------------
aggregate of all expenditures by such Person and its consolidated Subsidiaries, except interest capitalized during construction, during such period for property, plant or equipment, including, without limitation, renewals, improvements, replacements and capitalized repairs, that would be reflected as additions to property, plant or equipment on a consolidated balance sheet of such Person and its Subsidiaries prepared in conformity with GAAP. For the purpose of this definition, the purchase price of equipment which is acquired simultaneously with the trade-in of existing equipment owned by such Person or any of its Subsidiaries or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment being traded in at such time or the amount of such proceeds, as the case may be.

          "Capital Financing Indebtedness" means the principal amount of all
           ------------------------------
Indebtedness incurred or assumed in connection with any Capital Expenditures, all Capitalized Lease Obligations and all other Indebtedness (including purchase money Indebtedness) incurred solely for the purpose of financing or refinancing the acquisition of assets or properties.

          "Capitalized Lease" means, as to any Person, any lease of property by
           -----------------
such Person as lessee which would be capitalized on a balance sheet of such Person prepared in conformity with GAAP.

          "Capitalized Lease Obligations" means, as to any Person, the
           -----------------------------
capitalized amount of all obligations of such Person or any of its Subsidiaries under Capitalized Leases, as determined on a consolidated basis in conformity with GAAP.

          "Cash Flow" means, for any Person for any period, the Net Income
           ---------
(Loss) of such Person for such period plus all non-cash charges of such Person
                                      ----
and its consolidated Subsidiaries for such period to the extent included in the computation of such Net Income (Loss).

           "Closing Date" means the first date on which any Loan is made.
            ------------

           "Code" means the Internal Revenue Code of 1986 (or any successor
            ----
legislation thereto), as amended from time to time.

          "Collateral" means all property and interests in property and proceeds
           ----------
thereof now owned or hereafter acquired by any Loan Party in or upon which a Lien is granted under any of the Collateral Documents.

          "Collateral Documents" means, the Negative Pledge Agreements, the
           --------------------
Assignment Agreements, the Mortgages, the Security Agreements and any other document now or hereafter executed and delivered by a Loan Party granting a Lien on any of its property to secure payment of the Obligations.

           "Commitment" has the meaning specified in Section 2.1.
            ----------

          "Contingent Obligation" means, as applied to any Person, any direct or
           ---------------------
indirect liability, contingent or otherwise, of such Person with respect to any Indebtedness or Contractual Obligation of another Person, if the purpose or intent of such Person in incurring the Contingent Obligation is to provide assurance to the obligee of such Indebtedness or Contractual Obligation that such Indebtedness or Contractual Obligation will be paid or discharged, or that any agreement relating thereto will be complied with, or that any holder of such Indebtedness or Contractual Obligation will be protected (in whole or in part) against loss in respect thereof. Contingent Obligations of a Person include, without limitation, (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of an obligation of another Person, and (b) any liability of such Person for an obligation of another Person through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of a loan, advance, stock purchase, capital contribution or otherwise),
(ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another Person, (iii) to make take-or-pay or similar payments, if required, regardless of non-performance by any other party or parties to an agreement, (iv) to purchase, sell or lease (as lessor or lessee) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such obligation or to assure the holder of such obligation against loss, or (v) to supply funds to or in any other manner invest in such other Person (including, without limitation, to pay for property or services irrespective of whether such property is received or such services are rendered), if in the case of any agreement described under subclause (i), (ii),
(iii), (iv) or (v) of this sentence the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported.

          "Contract" means any contract, agreement, undertaking, indenture,
           --------
note, bond, loan, instrument, lease, conditional sales contract, mortgage, deed of trust, license, franchise, insurance policy, commitment or other arrangement or agreement.

          "Contractual Obligation" of any Person means any obligation,
           ----------------------
agreement, undertaking or similar provision of any security issued by such Person or of any Contract (excluding a Loan Document) to which such Person is a party or by which it or any of its property is bound or to which any of its properties is subject.

           "Conversion Date" means January 1, 1999.
            ---------------

           "Default" means any event which with the passing of time or the
            -------
giving of notice or both would become an Event of Default.

           "DOL" means the United States Department of Labor, or any successor
            ---
thereto.

           "Dollars" and the sign "$" each mean the lawful money of the United
            -------
States of America.

          "Environmental Claim" means any accusation, allegation, notice of
           -------------------
violation, action, claim, Environmental Lien, demand, abatement or other Order or direction (conditional or otherwise) by any Governmental Authority or any other Person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restriction, resulting from or based upon (i) the existence, or the continuation of the existence, of a Release (including, without limitation, sudden or non-sudden accidental or non-accidental Releases) of, or exposure to, any Hazardous Material or odor, audible noise or other nuisance, or other Release in, into or onto the environment (including, without limitation, the air, soil, surface water or groundwater) at, in, by, from or related to any property owned, operated or leased by the Borrower or any of its Subsidiaries or any activities or operations thereof; (ii) the environmental aspects of the transportation, storage, treatment or disposal of Hazardous Materials in connection with any property owned, operated or leased by the Borrower or any of its Subsidiaries or their operations or facilities; or (iii) the violation, or alleged violation, of any Environmental Laws, Orders or Environmental Permits of or from any Governmental Authority relating to environmental matters connected with any property owned, leased or operated by the Borrower or any of its Subsidiaries.

          "Environmental Laws" means any federal, state, local or foreign law
           ------------------
(including common law), statute, code, ordinance, rule, regulation or other requirement relating in any way to the environment, natural resources, or public or employee health and safety and includes, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"), 42 U.S.C. (S) 9601 et seq., the Hazardous Materials Transportation
                               -- ---
Act, 49 U.S.C. (S) 1801 et seq., the Federal Insecticide, Fungicide, and
                        -- ---
Rodenticide Act, 7 U.S.C. (S) 136 et seq., the Resource Conservation and
                                  -- ---
Recovery Act ("RCRA"), 42 U.S.C. (S) 6901 et seq., the Toxic Substances Control
                                          -- ---
Act, 15 U.S.C. (S) 2601 et seq., the Clean Air Act, 42 U.S.C. (S) 7401 et seq.,
                        -- ---                                         -- ---
the Clean Water Act, 33 U.S.C. (S) 1251 et seq., the Occupational Safety and
                                        -- ---
Health

Act, 29 U.S.C. (S) 651 et seq., and the Oil Pollution Act of 1990, 33
                              -- ---
U.S.C. (S) 2701 et seq., as such laws have been amended or supplemented, and the
                -- ---
regulations promulgated pursuant thereto, and all analogous state and local statutes.

          "Environmental Liabilities and Costs" means, as to any Person, all
           -----------------------------------
liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including, without limitation, all fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any Environmental Claim.

           "Environmental Lien" means any Lien in favor of any Governmental
            ------------------
Authority arising under any Environmental Law.

          "Environmental Permit" means any Permit required under any applicable
           --------------------
Environmental Laws or Order and all supporting documents associated therewith.

          "ERISA" means the Employee Retirement Income Security Act of 1974 (or
           -----
any successor legislation thereto), as amended from time to time.

          "ERISA Affiliate" means any trade or business (whether or not
           ---------------
incorporated) under common control or treated as a single employer with any Loan Party within the meaning of Section 414 (b), (c), (m) or (o) of the Code.

          "ERISA Event" means (i) an event described in Sections 4043(b)(1),
           -----------
(2), (3), (5), (6), (8) or (9) of ERISA with respect to a Pension Plan; (ii) the withdrawal of any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (iii) the complete or partial withdrawal of any Loan Party or any ERISA Affiliate from any Multiemployer Plan or the insolvency of any Multiemployer Plan; (iv) the filing of a notice of intent to terminate a Pension Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (v) the institution of proceedings by the PBGC to terminate or appoint a trustee to administer a Pension Plan or Multiemployer Plan; (vi) the failure to make any required contribution to a Pension Plan; (vii) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (viii) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA; (ix) a prohibited transaction (as described in Code Section 4975 or ERISA
Section 406) shall occur with respect to any Plan; or (x) any Loan Party or ERISA Affiliate shall request a minimum funding waiver from the IRS with respect to any Pension Plan.

          "Eurocurrency Liabilities" has the meaning assigned to that term in
           ------------------------
Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Eurodollar Rate" means, for any Interest Period, an interest rate per
           ---------------
annum equal to the sum of (a) the rate per annum obtained by dividing (i) the rate of interest determined by the Lender to be the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rates for Dollar deposits which appear on the display designated as page "LIBO" on the Reuter Monitor Money Rates Service (or such other page as may replace such page or that service for the purpose of displaying London interbank offered rates for major banks) (the "Reuters Page"), as of 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to the Loan during such Interest Period and for a period equal to such Interest Period by (ii) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such
                         -----
Interest Period, plus (b) 1.50%.  If the Lender is unable to ascertain the
                 ----
interest rate referred to in (i) above from the Reuters Page, such rate shall be determined from such financial reporting service or other information as shall be reasonably determined by the Lender.

          "Eurodollar Rate Reserve Percentage" for any Interest Period means the
           ----------------------------------
reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities which includes deposits by reference to which the Eurodollar Rate is determined) having a term equal to such Interest Period.

           "Event of Default" has the meaning specified in Section 9.1.
            ----------------

          "Fair Market Value" means with respect to any Hotel Facility at any
           -----------------
date, the value thereof reasonably determined by the Lender by dividing the Base Rents from such Hotel Property during the previous twelve (12) month period by ten percent (10%).

          "Federal Funds Rate" means, for any period, a fluctuating interest
           ------------------
rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Lender from three Federal funds brokers of recognized standing selected by it.

           "FF&E Reserve" has the meaning given to such term in the Management
            ------------
Agreement attached as Exhibit G hereto

           "Final Borrowing Date" means December 31, 1998.
            --------------------

           "Final Maturity Date" means December 31, 2008.
            -------------------

           "Financial Officer's Certificate" has the meaning specified in
            -------------------------------
Section 7.11(c).

           "Fiscal Quarter" means each of the three month periods ending on
            --------------
March 31, June 30, September 30 and December 31.

           "Fiscal Year" means the twelve month period ending on December 31.
            -----------

          "GAAP" means generally accepted accounting principles in the United
           ----
States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination except that, for purposes of Article VI, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the audited financial statements referred to in
Section 5.5.

          "Governmental Authority" means any nation or government, any state or
           ----------------------
other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Hazardous Material" means any substance, material or waste which is
           ------------------
regulated by any Governmental Authority of the United States or other national government, including, without limitation, any material, substance or waste which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "contaminant," "toxic waste" or "toxic substance" under any provision of Environmental Law, which includes, but is not limited to, petroleum, petroleum products, asbestos, urea formaldehyde and polychlorinated biphenyls.

           "HMC" means Host Marriott Corporation, a Delaware corporation.
            ---

          "Hotel Facility" means each of (a) the Initial Hotels, and (b) the
           --------------
Approved Hotel Facilities acquired by
the Borrower using the proceeds of a Loan or Loans made by the Lender hereunder.

           "HRP" means Health and Retirement Properties Trust, a Maryland real
            ---
estate investment trust.

          "HRP Loan" means the demand loan made by HRP to the Borrower in
           --------
connection with the acquisition by the Borrower of certain of the Initial
Hotels.

           "HRPT Advisors" means HRPT Advisors, Inc., a Delaware corporation.
            -------------

           "Improvements" has the meaning specified in Section 5.22(c).
            ------------

          "Indebtedness" of any Person means (i) all indebtedness of such Person
           ------------
for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured) or for the deferred purchase price of property or services, (ii) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (iii) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (iv) all Capitalized Lease Obligations of such Person, (v) all Contingent Obligations of such Person,
(vi) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any Stock or Stock Equivalents of such Person, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (vii) all obligations of such Person under Interest Rate Contracts, and (viii) all Indebtedness referred to in clause (i), (ii), (iii), (iv), (v),
(vi) or (vii) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and general intangibles) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (ix) in the case of the Borrower, the Obligations, and (x) all liabilities of such Person that would be shown on a balance sheet of such Person prepared in conformity with GAAP.

           "Indemnitees" has the meaning specified in Section 10.4.
            -----------

           "Initial Hotels" means the Real Estate consisting of 37 Courtyard by
            --------------
Marriott(R) hotels listed in Schedule 1.1 hereto.

          "Initial Selected Properties" means such of the Initial Hotels as the
           ---------------------------
Lender shall select (consistent with the Mortgaged Property Prioritization Schedule attached as Schedule 3.2 hereto and made a part hereof) such that, after giving effect to the Initial Loan to be made hereunder and the Mortgage Documents relating to such Initial Hotels, the Loan to Value Requirement would be satisfied.

          "Interest Period" means, in the case of any Loan, (i) initially, the
           ---------------
period commencing on the date such Loan is made and ending one (1) month thereafter, and (ii) thereafter, a period commencing on the last day of the immediately preceding Interest Period therefor and ending one (1) month thereafter; provided, however, that:
            --------  -------

          (a) if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to extend such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

          (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

          (c) if the Borrower, by written notice to the Lender given no later than two (2) Business Days prior to the expiration of an Interest Period for any Loan, requests a one day interest period for such Loan, the Interest Period for such Loan shall mean a period of one day (the "1 Day

Interest Period"); provided that in no event shall any Loan have a 1 Day
                   -------------
Interest Period for a period in excess of thirty (30) consecutive days (the "Limited Period"), and upon the expiration of the Limited Period in respect of any Loan, such Loan shall automatically be continued at the one (1) month Interest Period specified above.

           (d) in no event shall any Interest Period end after the Conversion Date.

          "Interest Rate Contracts" means interest rate swap agreements,
           -----------------------
interest rate cap agreements, interest rate collar agreements, interest rate insurance, and other agreements or arrangements designed to provide protection against fluctuations in interest rates.

           "Investments" has the meaning specified in Section 8.6.
            -----------

           "IRS" means the Internal Revenue Service, or any successor thereto.
            ---

          "Leases" means, with respect to the Borrower or any of its
           ------
Subsidiaries, all of those leasehold estates in real property owned by the Borrower or such Subsidiary, as lessee, as such may be amended, supplemented or otherwise modified from time to time to the extent permitted by this Agreement.

          "Legal Proceedings" means any judicial, administrative or arbitral
           -----------------
actions, suits, proceedings (public or private), claims or governmental proceedings.

          "Lending Office" means, with respect to the Lender, the office located
           --------------
at 140 Broadway, New York, New York 10005-1285 or such other office of the Lender as the Lender may from time to time specify to the Borrower.

          "Lien" means any mortgage, deed of trust, pledge, hypothecation,
           ----
assignment, deposit arrangement, encumbrance, lien (statutory or other), security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever intended to secure payment of any Indebtedness or other obligation, including, without limitation, any conditional sale or other title retention agreement, the interest of a lessor under a Capitalized Lease Obligation, any financing lease having substantially the same economic effect as any of the foregoing, and the filing, under the Uniform Commercial Code or comparable law of any jurisdiction, of any financing statement naming the owner of the asset to which such Lien relates as debtor (excluding precautionary filings).

          "Loan" or "Loans" means the revolving credit loan or loans made or to
           ----      -----
be made by the Lender to the Borrower pursuant to Article II.

          "Loan Documents" means, collectively, this Agreement, the Note, the
           --------------
Collateral Documents and each certificate, agreement or document executed by a Loan Party and delivered to the Lender in connection with or pursuant to any of the foregoing, as such agreements, documents or instruments may be amended, modified or supplemented from time to time.

          "Loan Party" means the Borrower and each Subsidiary and Affiliate of
           ----------
the Borrower which executes and delivers a Loan Document.

          "Loan to Value Requirement" means the requirement that, at any time,
           -------------------------
the aggregate principal amount of the Loans outstanding at such time shall not exceed the lesser of (i) sixty percent (60%) of the aggregate of the Fair Market
           ------
Values for all of the Mortgaged Properties, and (ii) the aggregate of the Qualified Loan Amounts for all of the Mortgaged Properties.

          "Management Agreement" means an agreement relating to the operation
           --------------------
and/or management of a Hotel Facility between the Borrower and the Manager, substantially in the form of the management agreement and amendments thereto annexed as Exhibit G hereto or such other form as shall be approved by the Lender, which approval shall not be unreasonably withheld, delayed or conditioned.

          "Manager" means Courtyard Management Corporation, a wholly owned
          --------
subsidiary of Marriott International Inc., or such other manager as shall be approved by the Lender (which approval shall not be unreasonably withheld, delayed or conditioned), as manager under the Management Agreement.

          "Material Adverse Change" means a material adverse change in any of
           -----------------------
(i) the condition (financial or otherwise), business, performance, prospects, operations or properties of (A) any Loan Party and its Subsidiaries taken as one enterprise, (B) any Operating Lessee, (C) any Manager, or (D) the Advisor (ii) the legality, validity or enforceability of any Loan Document or any Operating Lease, Management Agreement or Advisory Agreement (iii) the perfection or priority of the Liens granted pursuant to the Collateral Documents, (iv) the ability of the Borrower to repay the Obligations or of any Loan Party to perform its material obligations under any Loan Document, (v) the ability of any Operating Lessee to perform obligations under any Operating Lease, (vi) the ability of any Manager to perform its obligations under any Management Agreement; (vii) the ability of the Advisor to perform its obligations under the Advisory Agreement or (viii) the rights and remedies of the Lender under the Loan Documents.

          "Material Adverse Effect" means an effect that results in or causes,
           -----------------------
or has a reasonable likelihood of resulting in or causing, a Material Adverse Change.

          "Mortgages" means the mortgages or deeds of trust made or required
           ---------
herein to be made by the Borrower or any of its Subsidiaries in substantially the form of Exhibit E, as such Mortgages may be amended, supplemented or otherwise modified from time to time.

          "Mortgage Documents" means with respect to any Hotel Facility, a
           ------------------
Mortgage and the other documents and payments including, without limitation, the Mortgage Payments, specified in Sections 4.2(c)(ii) through (iv) and 4.2(d), where applicable, in the forms attached hereto, subject to appropriate revisions for state or property specific requirements.

           "Mortgage Payments" means the payments specified in Section
            -----------------
4.2(d)(vi).

           "Mortgaged Property" means any property subject to a Mortgage in
            ------------------
favor of the Lender.

          "Multiemployer Plan" means, as of any applicable date, a multiemployer
           ------------------
plan, as defined in Section 4001(a)(3) of ERISA, and to which any Loan Party, any of its Subsidiaries or any ERISA Affiliate is making, is obligated to make, or within the six-year period ending at such date, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

          "Negative Pledge Agreement" means, in respect of each Hotel Facility,
           -------------------------
an agreement, in substantially the form of Exhibit C, executed by the Borrower or the Subsidiary owning such Hotel Facility, as such agreement may be amended, supplemented or modified from time to time.

          "Net Income (Loss)" means, for any Person for any period, the
           -----------------
aggregate of net income (or loss) of such Person

and its Subsidiaries for such period, determined on a consolidated basis in conformity with GAAP.

          "Net Interest Expense" means, for any Person for any period, gross
           --------------------
interest expense in respect of all Indebtedness of such Person and its Subsidiaries for such period determined on a consolidated basis in conformity with GAAP, less the following for such Person and its Subsidiaries determined on
           ----
a consolidated basis in conformity with GAAP: (a) the sum of (i) interest capitalized during construction for such period, (ii) interest income for such period, and (iii) gains for such period on Interest Rate Contracts (to the extent not included in interest income above and to the extent not deducted in the calculation of such gross interest expense), plus the following for such
                                                 ----
Person and its Subsidiaries determined on a consolidated basis in conformity with GAAP: (b) the sum of (i) losses for such period on Interest Rate Contracts (to the extent not included in such gross interest expense), and (ii) the amortization of upfront costs or fees for such period associated with Interest Rate Contracts (to the extent not included in gross interest expense).

          "Net Worth" of any Person means at any date the excess of (a) the
           ---------
total assets of such Person and its Subsidiaries at such date determined on a consolidated basis in conformity with GAAP over (b) all obligations which in conformity with GAAP would be included in determining total liabilities as shown on the liabilities side of a consolidated balance sheet of such Person and its Subsidiaries at such date.

          "Note" means a promissory note of the Borrower payable to the order of
           ----
the Lender in a principal amount equal to the amount of the Commitment as originally in effect, in substantially the form of Exhibit A, evidencing the aggregate Indebtedness of the Borrower to the Lender resulting from the Loans made by the Lender.

           "Notice of Borrowing" has the meaning specified in Section 2.2(a).
            -------------------

          "Obligations" means the Loans and all other advances, debts,
           -----------
liabilities, obligations, covenants and duties owing by the Borrower to the Lender, any Affiliate of the Lender or any Indemnitee, of every type and description, present or future, whether or not evidenced by any note, guaranty or other instrument, arising under this Agreement or under any other Loan Document, whether or not for the payment of money, loan, guaranty, indemnification, foreign exchange transaction or Interest Rate Contract or in any other manner, whether direct or indirect (including, without limitation, those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term "Obligations" includes, without limitation, all interest, charges, expenses, fees, attorneys' fees and disbursements and any other sum chargeable to the Borrower under this Agreement or any other Loan Document.

          "Operating Lease" means a lease or sublease relating to any Real
           ---------------
Estate or Lease, between the Borrower or any of its Subsidiaries, as lessor, and the Operating Lessee, as lessee, substantially in the form of the lease annexed as Exhibit H hereto or such other form as shall be approved by the Lender, which approval shall not be unreasonably withheld, delayed or conditioned.

          "Operating Lessee" means HMH HPT Courtyard, Inc., a wholly owned
           ----------------
subsidiary of HMC or such other lessee as shall be approved by the Lender (which approval shall not be unreasonably withheld, delayed or conditioned), as lessee under the Operating Lease.

          "Operator" means the Operating Lessee and/or the Manager (as the case
           --------
may be) responsible for the operation and management of any Real Estate.

           "Order" means any order, injunction, judgment, decree, ruling,
            -----
assessment or arbitration award.

           "Other Taxes" has the meaning specified in Section 2.14(b).
            -----------

           "PBGC" means the Pension Benefit Guaranty Corporation, or any
            ----
successor thereto.

          "Pension Plan" means a plan, other than a Multiemployer Plan, which is
           ------------
covered by Title IV of ERISA or Code Section 412 and which any Loan Party, any of its Subsidiaries or any ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

          "Permit" means any permit, approval, authorization, license, variance,
           ------
registration, permission or consent required from a Governmental Authority under an applicable Requirement of Law.

           "Permitted Lien" means any Lien permitted under Section 8.1 hereof.
            --------------

          "Person" means an individual, partnership, corporation (including,
           ------
without limitation, a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a Governmental Authority.

          "Plan" means an employee benefit plan, as defined in Section 3(3) of
           ----
ERISA, which any Loan Party or any of its Subsidiaries maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

          "Proposed Hotel Facility" means any Real Estate or Lease comprising an
           -----------------------
operating facility offering hotel or other lodging services which the Borrower desires to acquire using the proceeds of a Loan made by the Lender hereunder.

           "Proposed Hotel Facility Statement" means a certificate of a
            ---------------------------------
Responsible Officer providing each of the following:

          (i) details of the location of the Proposed Hotel Facility and the real estate interest to be acquired;

         (ii) specification of the proposed acquisition costs of the Borrower in respect of such Proposed Hotel Facility;

        (iii) certification (based on information available to the Borrower after diligent enquiry) as to the ratio of (A) the lesser of (1) the Cash Flow of the current owner or operator of the Proposed Hotel Facility (as applicable) over the four most recent financial quarters attributable to the Proposed Hotel Facility, and (2) the proposed annual Base Rent under the proposed Operating Lease of the Proposed Hotel Facility; to (B) projected fixed charges (including the Net Interest Expense) for such Proposed Hotel Facility for the next one year period and, further, certification that, to the knowledge of the Borrower after diligent enquiry, with respect to the Proposed Hotel Facility the details of Cash Flows of the operator thereof used by the Borrower in its calculations are current;

         (iv) audited balance sheets if available, or pro forma balance sheets, of the owner or operator of the Proposed Hotel Facility, and the related consolidated statements of income, retained earnings and cash flows of such owner or operator for its previous three (3) fiscal years;

          (v) audited balance sheets if available, or pro forma balance sheets, in respect of the Proposed Hotel Facility and the related consolidated statements of operations, changes in owner's equity (deficit) and cash flows in respect of such Proposed Hotel Facility, for the previous three (3) fiscal years;

          (vi) a written report of an investigation by an environmental consultant, reasonably acceptable to the Lender, addressing any significant environmental, health and safety violations, hazards or liabilities to which the owner or operator of the Proposed Hotel Facility may be subject, which report shall demonstrate, to the reasonable satisfaction of the Lender, that the Proposed Hotel Facility and the operations thereof are in compliance in all material respects with all applicable Environmental Laws and are not subject to any material Environmental Liabilities and Costs.

         (vii) a copy of the proposed form of Operating Lease and, if applicable, Management Agreement;

        (viii) the names of the proposed Operating Lessee and, if applicable, Manager;

          (ix) a copy of a recent market study in respect of the Proposed Hotel Facility;

           (x) a current title report and survey in respect of the Proposed Hotel Facility, issued by a title company/surveyor reasonably acceptable to the Lender; and

          (xi) a written report of an investigation by an engineering consultant reasonably acceptable to the Lender.

          "Qualified Loan Amount" means, with respect to each Mortgaged
           ---------------------
Property, the maximum principal amount permitted for any Qualified Loan as such term is defined in the Management Agreement attached as Exhibit G hereto.

          "Rating Agency" shall mean any nationally recognized statistical
           -------------
agency selected by the Lender including, without limitation, Duff & Phelps Rating Co., Fitch Investors Services, Inc., Moody's Investors Services, Inc., and/or Standard and Poors corporation, collectively, and any successor to any of them; provided, however, that at any time during which the Loans are an asset of a securitization, "Rating Agency" shall mean the rating agency or rating agencies that from time to time rate the securities issued in connection with such securitization.

          "Recognized Appraiser" means a qualified and recognized professional
           --------------------
appraiser as may be selected or approved by the Lender, having at least five (5) years' prior experience in performing real estate appraisals in the geographic area where the property being appraised is located, having a recognized expertise in appraising properties operated as hotel or other lodging facilities.

          "Real Estate" means all of those plots, pieces or parcels of land now
           -----------
owned or hereafter acquired by the Borrower or any of its Subsidiaries (the "Land"), including, without limitation, those listed on Schedule 5.22(a) and described in the Mortgages, together with the right, title and interest of the Borrower or such Subsidiary, if any, in and to the streets, the land lying in the bed of any streets, roads or avenues, opened or proposed, in front of, adjoining or abutting the Land to the center line thereof, the air space and development rights pertaining to the Land and the right to use such air space and development rights, all rights of way, privileges, liberties, tenements, hereditaments and appurtenances belonging or in any way appertaining thereto, all fixtures, all easements now or hereafter benefiting the Land and all royalties and rights appertaining to the use and enjoyment of the Land, including, without limitation, all alley, vault, drainage, mineral, water, oil and gas rights, together with all of the buildings and other improvements now or hereafter erected on the Land, and any fixtures appurtenant thereto.

          "Registration Statement" means the Form S-11 Registration Statement
           ----------------------
under the Securities Act of 1933 as filed by the Borrower with the Securities and Exchange Commission on May 15, 1995 (as Registration Number 33-92330) and any filed amendments thereto.

          "Release" means any release, spill, emission, leaking, pumping,
           -------
pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching or migration on or into the indoor or outdoor environment or into or out of any property.

          "Remedial Action" means all actions including, without limitation, any
           ---------------
Capital Expenditures, required or voluntarily undertaken to (i) clean up, remove, treat or in any other way address any Hazardous Material or other substance in the indoor or outdoor environment, (ii) prevent the Release or threat of Release, or minimize the further Release, of any Hazardous Material or other substance so it does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care, or
(iv) bring facilities on any property owned, leased or operated by the Borrower or any of its Subsidiaries into compliance with all Environmental Laws and Environmental Permits.

          "Requirement of Law" means, as to any Person, the certificate of
           ------------------
incorporation and by-laws or other organizational or governing documents of such Person, and all federal, state and local laws, rules and regulations, including, without limitation, federal, state or local securities, antitrust and licensing laws, all food, health and safety laws, and all applicable trade laws and requirements, including, without limitation, all disclosure requirements of Environmental Laws, ERISA and all orders, judgments, decrees or other determinations of any Governmental Authority or arbitrator, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Responsible Officer" means, with respect to any Person, any of the
           -------------------
principal executive officers or general partners of such Person.

          "Secured Indebtedness" of any Person means any Indebtedness of such
           --------------------
Person for which the obligations thereunder are secured by a Lien on any assets of such Person.

          "Security Agreement" means, with respect to each Hotel Property, an
           ------------------
agreement in substantially the form of Exhibit I, subject to such changes as the Manager shall reasonably request and the Lender shall reasonably agree to, executed by the Borrower and the other parties thereto, granting to the Lender a security interest in the Borrower's interest in the FF&E Reserve.

          "Selected Properties" has the meaning specified in Section 3.2.
           -------------------

          "Solvent" means, with respect to any Person, that the value of the
           -------
assets of such Person (both at fair value and present fair saleable value) is, on the date of determination, greater than the total amount of liabilities (including, without limitation, contingent and unliquidated liabilities) of such Person as of such date and that, as of such date, such Person is able to pay all liabilities of such Person as such liabilities mature and does not have unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          "Stock" means shares of capital stock, beneficial or partnership
           -----
interests, participations or other equivalents (regardless of how designated) of or in a corporation or equivalent entity, whether voting or non-voting, and includes, without limitation, common stock and preferred stock.

          "Stock Equivalents" means all securities convertible into or
           -----------------
exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any stock, whether or not presently convertible, exchangeable or exercisable.

          "Subsidiary" means, with respect to any Person, any corporation,
           ----------
partnership or other business entity of which an aggregate of 50% or more of the outstanding Stock having ordinary voting power to elect a majority of the board of directors, managers, trustees or other controlling persons, is, at the time, directly or indirectly, owned or controlled by such Person and/or one or more Subsidiaries of such Person (irrespective of whether, at the time, Stock of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency).

          "Subordination Agreement" means an agreement among the Lender, the
           -----------------------
Advisor and the Borrower, substantially in the form annexed as Exhibit J, as amended, supplemented or modified from time to time in a manner not inconsistent with the terms thereof and hereof.

          "Tangible Net Worth" of any Person means, at any date, the Net Worth
           ------------------
of such Person at such date, excluding, however, from the determination of the
                             ---------  -------
total assets of such Person at such date, (i) all goodwill, organizational expenses, research and development expenses, trademarks, trade names, copyrights, patents, patent applications, licenses and rights in any thereof, and other similar intangibles, (ii) all prepaid expenses, deferred charges or unamortized debt discount and expense, (iii) all reserves carried and not deducted from assets, (iv) treasury stock and capital stock, obligations or other securities of, or capital contributions to, or investments in, any Subsidiary of such Person, (v) securities which are not readily marketable, (vi) cash held in a sinking or other analogous fund established for the purpose of redemption, retirement, defeasance or prepayment of any Stock or Indebtedness,
(vii) any write-up in the book value of any asset resulting from a revaluation thereof, and (viii) any items not included in clauses (i) through (vii) above which are treated as intangibles in conformity with GAAP.

          "Tax Affiliate" means, as to any Person, (i) any Subsidiary of such
           -------------
Person, and (ii) any Affiliate of such Person with which such Person files or is eligible to file consolidated, combined or unitary tax returns.

          "Tax Return" has the meaning specified in Section 5.3.
           ----------

          "Taxes" has the meaning specified in Section 2.14(a).
           -----

          "Title Insurance Policies" has the meaning specified in Section
           ------------------------
4.2(d)(i).

          "Total Assets" of any Person means, at any date, the aggregate value
           ------------
of all assets of such Person, determined on the basis of cost of each such asset to such Person without reduction for depreciation or adjustments due to asset reappraisals or otherwise.

          "Total Base Rents" means, for any period, the aggregate sum of Base
           ----------------
Rents for such period payable under any Operating Leases in effect during such period, determined on a consolidated basis.

          "Treasury Rate" means a fixed rate of interest per annum equal to the
           -------------
sum of (a) the ten (10) year United States Treasury Bill Rate offered by The Treasury Department of the United States of America, plus (b) the spread quoted by the Lender for loans with the same maturity, secured by hotel assets in the Lender's conduit program, in each case, on the Conversion Date.

          "Treasury Constant Maturity Yield Index" means the average yield for
           --------------------------------------
"This Week" as reported by the Federal Reserve Board in Federal Reserve Statistical Release H.15(519).

          "Underwriters" means the underwriters under the Underwriting
           ------------
Agreement.

          "Underwriting Agreement" means that certain Underwriting Agreement
           ----------------------
dated August 16, 1995 between the Borrower, Donaldson, Lufkin & Jenrette Securities Corporation and the other Underwriters.

          "Unsecured Indebtedness" of any Person means any Indebtedness of such
           ----------------------
Person for which the obligations thereunder are not secured by a pledge of or other encumbrance on any assets of such Person.

          "Yield Maintenance Amount" has the meaning specified in Section
           ------------------------
2.6(b).

          "Yield Maintenance Premium" means the premium that shall be the
           -------------------------
product of (1) a fraction, the numerator of
which is the positive excess, if any, of (i) the present value of all future payments of principal and interest on the Loans, including the principal amount due at maturity, to be made on the Note before the prepayment in question, discounted at an interest rate per annum equal to the sum of (a) the Treasury Constant Maturity Yield Index published during the second full week preceding the date on which such premium is payable for instruments having a maturity coterminous with the remaining term of the Note, and (b) fifty (50) basis points, over (ii) the Loans outstanding immediately before such prepayment, and the denominator of which is the Loans outstanding immediately prior to the prepayment, and (2) the Loans being prepaid; provided, however, that if there is
                                             -----------------
no Treasury Constant Maturity Yield Index for instruments having a maturity coterminous with the remaining term of the Note, then the index referred to in (1) above shall be equal to the weighted average yield to maturity of the Treasury Constant Maturity Yield Indices with maturities next longer and shorter than such remaining average life to maturity, calculated by averaging (and rounding upward to the nearest whole multiple of 1/100 of 1% per annum, if the average is not such a multiple) the yields of the relevant Treasury Constant Maturity Yield Indices (rounded, if necessary, to the nearest 1/100 of 1% with any figure of 1/200 of 1% or above rounded upward).

          1.2.  Computation of Time Periods.  In this Agreement, in the
                ---------------------------
computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including".

          1.3.  Accounting Terms.  All accounting terms not specifically defined
                ----------------
herein shall be construed in conformity with GAAP and all accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in conformity with GAAP.

          1.4.  Certain Terms.  (a)  The words "herein," "hereof" and
                -------------
"hereunder" and other words of similar import refer to this Agreement as a whole, and not to any particular Article, Section, subsection or clause in this Agreement. References herein to an Exhibit, Schedule, Article, Section, subsection or clause refer to the appropriate Exhibit or Schedule to, or Article, Section, subsection or clause in this Agreement.

          (b) The term "Lender" includes its successors and each assignee of the Lender who becomes a party hereto pursuant to Section 10.7.


                                  ARTICLE II

                        AMOUNTS AND TERMS OF THE LOANS

          2.1.  The Loans.  On the terms and subject to the conditions contained
                ---------
in this Agreement, the Lender agrees to make revolving credit loans (each a "Loan" and collectively, the "Loans") to the Borrower from time to time on any Business Day during the period from the date hereof to and including the Final Borrowing Date, and to maintain the Loans outstanding to the Borrower on the Final Borrowing Date from such date until the Final Maturity Date in an aggregate outstanding amount not to exceed TWO HUNDRED MILLION DOLLARS ($200,000,000) (the "Commitment") at any time, to be used for the purposes identified in Section 5.18. Within the limits of the Commitment and subject to the other terms and conditions hereof, amounts prepaid pursuant to Section 2.6(b) may be reborrowed under this Section 2.1 up to and including the Final Borrowing Date. No portion of the Commitment may be borrowed or reborrowed after the Final Borrowing Date. The Loans shall be evidenced by the Note. The Lender is authorized to endorse, at any time, the date and amount of each Loan and the date and amount of each payment of principal with respect to the Loans on the schedule annexed to and constituting a part of the Note, which endorsement shall constitute prima facie evidence of the accuracy of the information endorsed.

          2.2.  Making the Loans.  (a)  Each Loan shall be made on notice, given
                ----------------
by the Borrower to the Lender not later than 12:00 noon (New York City time) on the fifth (5th) Business Day prior to the date of the proposed Loan. Each such notice (a "Notice of Borrowing") shall be in substantially the form of Exhibit B, specifying therein (i) the date of such proposed Loan, (ii) the amount of such proposed Loan, (iii) the account or accounts to which the Loan should be made, and (iv) that the proceeds of the proposed Loan shall be used to repay the HRP Loan or details of the Approved Hotel Facility or Facilities or other permitted use for which the proceeds of the proposed Loan shall be used. Notwithstanding the foregoing, the Borrower agrees promptly to notify the Lender in writing that it intends to request a Loan in order to allow adequate time for the preparation of the Mortgage Documents for the Initial Selected Properties and the Selected Properties pursuant to Section 3.3 hereof.

          (b)  Upon fulfillment of the applicable conditions set forth in
Article IV, the Lender shall on the date of the proposed Loan, make available to the Borrower at the account or accounts specified in the Notice of Borrowing, in immediately available federal funds, the Loan.

          (c) The Borrower may not request more than one (1) Loan per calendar month.

          (d) Each Notice of Borrowing shall be irrevocable and binding on the Borrower. The Borrower shall indemnify the Lender against any loss, cost or expense incurred by the Lender as a result of any failure to fulfill on or before the date specified in any Notice of Borrowing for a proposed Loan the applicable conditions set forth in Article IV, including, without limitation, any loss (including, without limitation, loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Lender to fund any Loan to be made by the Lender when such Loan, as a result of such failure, is not made on such date.

          2.3.  [Intentionally Omitted]

          2.4.  Reduction and Termination of the Commitment.  The Borrower may,
                -------------------------------------------
upon at least three Business Days' prior notice to the Lender, terminate in whole or reduce in part the unused portions of the Commitment without premium or penalty; provided, however, that each partial reduction shall be in the
         --------  -------
aggregate amount of not less than $10,000,000.

          2.5.  Repayment.  (a) The Borrower shall repay the entire unpaid
                ---------
principal amount of all and any Loans on the Final Maturity Date.

          (b) Commencing on the Conversion Date and on the first day of each and every month thereafter through and including the day before the Final Maturity Date, the Borrower shall pay with the monthly payments of interest, payments of principal in amounts equal from time to time to the principal reduction portion shown on an amortization schedule determined on the Conversion Date for a self-amortizing loan with the same unpaid principal balance, at the Treasury Rate with a maturity of twenty-five (25) years.

          2.6.  Prepayments.  (a)  The Borrower shall have no right to prepay
                -----------
the principal amount of any Loan during the period from January 1, 1999 through December 31, 2003 or other than as provided in this Section 2.6.

          (b) The Borrower may, upon at least ten (10) Business Days' prior notice to the Lender, stating the proposed date and aggregate principal amount of the prepayment, prepay the outstanding principal amount of the Loans in whole or in part, together with accrued interest to the date of such prepayment on the principal amount prepaid (i) during the period (y) from the Closing Date through December 31, 1998 and (z) from January 1, 2006 through the Final Maturity Date, without premium or penalty and (ii) during the period from January 1, 2004 through December 31, 2005, upon payment of a sum (the "Yield Maintenance Amount") equal to the greater of one percent (1%) of the principal amount prepaid and the Yield Maintenance Premium with respect to such prepayment;

provided, however, that any prepayment of the Loans bearing interest at the
--------  -------
Eurodollar Rate made other than on the last day of an Interest Period for the Loans shall be subject to payment by the Borrower to the Lender of any costs, fees or expenses incurred by the Lender in connection with such prepayment including, without limitation, any costs to unwind any Eurodollar Rate contracts or Interest Rate Contracts. The Lender shall deliver notice to the Borrower of the amount of any Yield Maintenance Amount due with respect to any prepayment by the Borrower at least three (3) Business Days prior to the date of such prepayment, which notice shall be conclusive and binding upon the Borrower absent manifest error. Any partial prepayment shall be applied to the installments of principal in the inverse order of maturity. Upon the giving of such notice of prepayment by the Borrower, the principal amount of the Loans specified to be prepaid shall become due and payable on the date specified for such prepayment.

          (c) If at any time the aggregate principal amount of Loans outstanding at such time exceeds the Commitment, the Borrower shall forthwith prepay the Loans then outstanding in an amount equal to such excess, together with accrued interest.

          (d) The Borrower shall forthwith prepay the Loans upon receipt by the Borrower or its Subsidiaries of Asset Sale Proceeds in connection with an Asset Sale of a Mortgaged Property in an amount equal to such Asset Sale Proceeds, together with accrued interest to the date of such prepayment on the principal amount prepaid and any Yield Maintenance Amount due pursuant to Section 2.6(b) above.

          2.7.  Continuation of Loans at the Eurodollar Rate; Conversion of
                -----------------------------------------------------------
Loans on the Conversion Date.  (a) Prior to the Conversion Date, at the end of
----------------------------
any Interest Period with respect to the Loans, unless the Borrower has given notice pursuant to Section 2.6, the Loans will automatically be continued for an additional Interest Period at the Eurodollar Rate for such Interest Period.

          (b) On the Conversion Date, the Loans will automatically convert so as to comprise a single Loan in the aggregate principal amount of all of the Loans then outstanding bearing interest at the Treasury Rate.

          2.8.  Interest.  The Borrower shall pay interest on the unpaid
                --------
principal amount of each Loan from the date thereof until the principal amount thereof shall be paid in full:

          (a) Prior to the Conversion Date, at a rate per annum equal at all times during the applicable Interest
Period for each Loan to the Eurodollar Rate for such Interest Period, payable on the last day of such Interest Period and on the Conversion Date; provided,
                                                                 --------
however, that during the continuance of an Event of Default, all Loans shall
-------
bear interest, payable on demand, at a rate per annum equal at all times to 2% above the Eurodollar Rate in effect until the maturity of the Loans or the end of such Interest Period, whichever occurs first, and thereafter at the greater of (x) 2% per annum above the Base Rate in effect from time to time and
(y) 2% per annum above the rate per annum required to be paid on the Loans immediately prior to the date on which such Event of Default occurred.

          (b) On and after the Conversion Date, at a rate per annum equal at all times to the Treasury Rate, payable in arrears monthly on the first day of each month and on the Final Maturity Date; provided, however, that during the
                                           --------  -------
continuance of an Event of Default, all Loans shall bear interest, payable on demand, at a rate per annum equal at all times to two percent (2%) per annum above the Treasury Rate in effect from time to time.

          2.9.  Interest Rate Determination and Protection.  (a)  The Eurodollar
                ------------------------------------------
Rate for each Interest Period for Loans shall be determined by the Lender two Business Days before the first day of such Interest Period. The Treasury Rate shall be determined by the Lender on the Conversion Date.

          (b) The Lender shall give prompt notice to the Borrower of the applicable interest rate determined by the Lender for purposes of Section 2.9.

          (c) If, (i) the Lender determines, which determination shall be conclusive in the absence of manifest error, that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Rate" are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rates of interest for the Loans as provided herein, or (ii) the Lender determines, which determination shall be conclusive in the absence of manifest error, that the Eurodollar Rate for any Interest Period therefor will not adequately reflect the cost to the Lender of making the Loans or funding or maintaining the Loans for such Interest Period, the Lender shall forthwith so notify the Borrower, whereupon

               (i) each Loan will automatically, on the last day of the then existing Interest Period therefor, convert so as to accrue interest at an interest rate per annum equal to the Base Rate in effect from time to time; and

              (ii) the obligations of the Lender to make Loans at the Eurodollar Rate shall be suspended until the Lender shall notify the Borrower that the Lender has determined that the circumstances causing such suspension no longer exist; provided that, during the period of such
                                 -------- ----
     suspension, the obligations of the Lender to make Loans at the Eurodollar Rate shall convert to obligations to make Loans at the Base Rate in effect from time to time.

          2.10.  Increased Costs.  If, due to either (i) the introduction of or
                 ---------------
any change in or in the interpretation of any law or regulation (other than any change by way of imposition or increase of reserve requirements included in determining the Eurodollar Rate Reserve Percentage) or (ii) compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to the Lender of agreeing to make or making, funding or maintaining any Loans at the Eurodollar Rate, then the Borrower shall from time to time, upon demand by the Lender, pay to the Lender additional amounts sufficient to compensate the Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower by the Lender, shall be conclusive and binding for all purposes, absent manifest error. If the Borrower so notifies the Lender within five Business Days after the Lender notifies the Borrower of any increased cost pursuant to the foregoing provisions of this
Section 2.10, the Borrower may either (A) prepay in full all Loans bearing interest at the Eurodollar Rate then outstanding in accordance with Section 2.6(b) and, additionally, reimburse the Lender for such increased cost in accordance with this Section 2.10, or (B) require the Lender to, and the Lender shall, convert all Loans bearing interest at the Eurodollar Rate into Loans bearing interest at the Base Rate in effect from time to time, and additionally, reimburse the Lender for such increased cost in accordance with this Section 2.10, provided that in the event that the election in (B) is made by the
      -------- ----
Borrower, the Lender's obligations to make Loans hereunder shall thereafter be deemed to be obligations to make Loans at the Base Rate in effect from time to time.

          2.11.  Illegality.  Notwithstanding any other provision of this
                 ----------
Agreement, if the introduction of or any
change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for the Lender or its Lending Office to make Loans at the Eurodollar Rate or to continue to fund or maintain Loans at the Eurodollar Rate, then, on notice thereof and demand therefor by the Lender to the Borrower (i) the obligation of the Lender to make or to continue the Loans bearing interest at the Eurodollar Rate shall terminate, (ii) the Borrower shall forthwith prepay in full all Loans then outstanding, together with interest accrued thereon (and until paid in full, all such Loans bearing interest at the Eurodollar Rate then outstanding shall accrue interest at an interest rate per annum equal to the Base Rate in effect from time to time) provided that, the Borrower shall not be
                                       -------------
required to prepay such Loans if the Borrower, within five Business Days of such notice and demand, requires the Lender to convert such Loans to Loans bearing interest at the Base Rate in effect from time to time.

          2.12.  Capital Adequacy.  If (i) the introduction of or any change in
                 ----------------
or in the interpretation of any law or regulation, (ii) compliance with any law or regulation, or (iii) compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by the Lender or any corporation controlling the Lender and the Lender reasonably determines that such amount is based upon the existence of the Lender's Commitment and Loans and its other commitment and loans of this type, then, upon demand by the Lender, the Borrower shall pay to the Lender, from time to time as specified by the Lender, additional amounts sufficient to compensate the Lender in the light of such circumstances, to the extent that the Lender reasonably determines such increase in capital to be allocable to the existence of the Lender's Commitment and Loans. A certificate as to such amounts submitted to the Borrower by the Lender shall be conclusive and binding for all purposes absent manifest error.

          2.13.  Payments and Computations.  (a)  The Borrower shall make each
                 -------------------------
payment hereunder and under the Note not later than 12:00 noon (New York City time) on the day when due, in Dollars, to the Lender at its address referred to in Section 10.2 in immediately available funds without set-off or counterclaim, to be applied in accordance with the terms of this Agreement. Payment received by the Lender after 12:00 noon (New York City time) shall be deemed to be received on the next Business Day.

          (b) All computations of interest shall be made by the Lender on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. Each determination by the Lender of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

          (c) Whenever any payment hereunder or under the Note shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fee, as the case may be;

provided, however, that if such extension would cause payment of interest on or
--------  -------
principal of any Loan to be made in the next calendar month, such payment shall be made on the next preceding Business Day.

          2.14.  Taxes.  (a)  Any and all payments by the Borrower under each
                 -----
Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes measured by the Lender's net income, and franchise taxes imposed on the Lender, by the jurisdiction under the laws of which the Lender is organized or any political subdivision thereof and taxes measured by the Lender's net income, and franchise taxes imposed on the Lender, by the jurisdiction of the Lender's Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the

Lender (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including, without limitation, deductions applicable to additional sums payable under this Section 2.14) the Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law, and (iv) the Borrower shall deliver to the Lender evidence of such payment to the relevant taxation or other authority.

          (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies of the United States or any political subdivision thereof or any applicable foreign jurisdiction which arise from any payment made under any Loan Document or from the execution, delivery or registration of, or otherwise with respect to, any Loan Document (collectively, "Other Taxes").

          (c) The Borrower will indemnify the Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.14) paid by the Lender and any liability (including, without limitation, for penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date the Lender makes written demand therefor.

          (d) Within 30 days after the date of any payment of Taxes or Other Taxes, the Borrower will furnish to the Lender, at its address referred to in
Section 10.2, the original or a certified copy of a receipt evidencing payment thereof.

          (e) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.14 shall survive the payment in full of the Obligations.

                                  ARTICLE III

                    APPROVAL OF PROPOSED HOTEL FACILITIES;
                      SELECTED PROPERTIES AND PREPARATION
                             OF MORTGAGE DOCUMENTS

          3.1.  Approval of Proposed Hotel Facilities.  In the event that the
                -------------------------------------
Borrower desires to acquire either itself or through a Subsidiary a Proposed Hotel Facility using the proceeds of a Loan to be made by the Lender hereunder, the Borrower shall prior to submitting its Notice of Borrowing in respect of such Loan request in writing the Lender's consent to the acquisition thereof, which request shall be accompanied by a Proposed Hotel Facility Statement (together with all documents referred to therein) in respect of the Proposed Hotel Facility and such other information as the Lender may reasonably require. The Lender's consent to such acquisition shall not be unreasonably withheld.
The Lender shall not withhold its consent to such acquisition on grounds of insufficient Cash Flow from the Proposed Hotel Facility if and only if the Cash Flow of the current owner or operator of the Proposed Hotel Facility (as applicable) attributable to the Proposed Hotel Facility, over the four most recent financial quarters after deduction of an FF&E Reserve equal to five
                           -----
percent (5%) of total sales for such period but before payment of any income
                                                ------
taxes or management fees for such period is not less than 1.0 times the proposed
                                                ----
annual Base Rent under the proposed Operating Lease of the Proposed Hotel Facility. The Lender shall not approve the acquisition of any Proposed Hotel Facility that will not on the date the Loan is made be subject to and have the benefit of an Operating Lease.

          3.2.  Loan to Value Requirement; Selected Properties.  If, at any
                ----------------------------------------------
time, the Lender determines in its reasonable discretion that the Loan to Value Requirement has not been or, after giving effect to any Loans that the Borrower intends to request, would not be satisfied, the Lender may require the Borrower to deliver and the Borrower promptly shall deliver to the Lender, Mortgage Documents with respect to such of the Hotel Properties as the Lender shall select (the "Selected Properties"), such that, after giving effect to such Mortgage Documents the Loan to Value Requirement would be satisfied. The Lender agrees that it shall select such Hotel Properties consistent with the priorities set forth in the Mortgaged Property Prioritization Schedule attached as Schedule 3.2 hereto and made a part hereof provided that, within each of the
                                              -------------
First through Ninth Priority States, Lender may select Hotel Properties in any order Lender may determine, provided further that, if the Lender shall select a
                            ---------------------
Hotel Property in a particular state, the Lender shall then prioritize such state for its selection of future Selected Properties.

          3.3.  Preparation and Execution of Mortgage Documents.  (a)
                -----------------------------------------------
Immediately after (i) the Lender approves a Proposed Hotel Facility, and (ii) Lender determines that the Loan to Value Requirement has not been (or will not after giving effect to Loans requested by the Borrower be) satisfied, the Lender shall commence the preparation of the Mortgage Documents for the Selected Properties including, without limitation, the Initial Selected Properties and the parties shall cooperate and diligently proceed to prepare such Mortgage Documents (including, without limitation, ordering commitments for the title insurance policies, ALTA surveys and UCC-searches, obtaining estoppel certificates and retaining counsel, including local counsel for purposes of reviewing the Mortgage Documents and rendering opinions with respect to such documents in form and substance acceptable to the Lender as set forth in Section 4.2(d)(ii)).

          (b) The Borrower, on behalf of itself and each of its Subsidiaries, hereby appoints the Lender its attorney-in-fact to execute, acknowledge and deliver for and in the name of the Borrower or any of its Subsidiaries, as applicable, any and all of the Mortgage Documents for the Initial Selected Properties and/or the Selected Properties which the Borrower or any of its Subsidiaries fails to execute, acknowledge and/or deliver in accordance with the terms hereof, and this power, being coupled with an interest, shall be irrevocable as long as any part of the Obligations remains unpaid.


                                  ARTICLE IV

                             CONDITIONS OF LENDING

          4.1.  Conditions Precedent to the Initial Loan.  The obligation of the
                ----------------------------------------
Lender to make the initial Loan is subject to satisfaction of the conditions precedent that the Lender shall have received, on the Closing Date, the following, each dated the Closing Date unless otherwise indicated, in form and substance reasonably satisfactory to the Lender:

          (a)  The Note to the order of the Lender.

          (b) A certificate of the Secretary or an Assistant Secretary of each Loan Party certifying (i) the resolutions of its Board of Trustees or Directors, as appropriate, approving each Loan Document to which it is a party, (ii) all documents evidencing other necessary trust or corporate action, as appropriate, and required governmental and third party approvals, licenses and consents with respect to each Loan Document to which it is a party and the transactions contemplated thereby, (iii) a copy of its and each of its Subsidiaries' declaration of trust, certificates of incorporation and By-Laws, as appropriate, as of the Closing Date, and (iv) the names and true signatures of each of its officers who has been authorized to execute and deliver any Loan Document or other document required hereunder to be executed and delivered by or on behalf of such Person.

          (c) A copy of the declaration of trust or articles or certificate of incorporation, as appropriate, of each Loan Party and of each of its Subsidiaries (if any) which is not a Loan Party certified as of a recent date by the Secretary of State of the state of formation of such Loan Party or Subsidiary, together with certificates of such official attesting to the good standing of each such Loan Party and Subsidiary.

          (d) A favorable opinion of Sullivan & Worcester, counsel to the Loan Parties, in substantially the form of Exhibit D, and as to such other matters as the Lender may reasonably request.

          (e) A Negative Pledge Agreement in respect of each of the Initial Hotels, duly executed and acknowledged by the Borrower.

          (f) Mortgage Documents, duly executed and acknowledged where appropriate, in respect of each of the Initial Selected Properties including, without limitation, payment of the Mortgage Payments in respect of such Initial Selected Properties.

          (g) Assignment Agreements in respect of the Management Agreements for each Initial Selected Property duly executed by the Borrower or its Subsidiary, as applicable, and the Manager.

          (h) Security Agreements in respect of the FF&E Reserves for each of the Initial Hotels duly executed by the Borrower or its Subsidiary, as applicable, the Operating Lessee and the Manager, provided that, to the extent
                                                  -------- ----
the FF&E Reserve in respect of each Initial Selected Property is not consolidated with other FF&E Reserves, the Lender shall accept in lieu of the foregoing, Security Agreements in respect of the FF&E Reserves for each Initial Selected Property, duly executed by the Borrower or its subsidiary, as applicable, the Operating Lessee and the Manager.

          (i) Financing Statements (Form UCC-1) under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the reasonable opinion of the Lender, desirable to perfect the Lien created by the Security Agreements for each Initial Selected Property; copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, listing all effective financing statements which name the Borrower or any Subsidiary of the Borrower (under its present name or any previous name) as debtor and which are filed in the jurisdictions referred to above, together with copies of such other financing statements (none of which shall cover the Collateral purported to be covered by the Security Agreement).

          (j) A copy of the Operating Lease and Management Agreement in respect of each Hotel Facility, each certified by a Responsible Officer.

          (k) Evidence that the insurance required by the terms of the Collateral Documents and by Section 7.4 is in full force and effect.

          (l) A written report of an investigation by an environmental consultant, reasonably acceptable to the Lender, addressing any significant environmental, health and safety violations, hazards or liabilities to which the Borrower or any of its Subsidiaries may be subject, which report shall demonstrate, to the reasonable satisfaction of the Lender, that the Borrower and its Subsidiaries and their operations are in compliance in all material respects with all applicable Environmental Laws and are not subject to any material Environmental Liabilities and Costs.

          (m) Such additional documents, information and materials as the Lender may reasonably request.

          (n) The Lender shall have received evidence satisfactory to it that all costs and accrued and unpaid fees and expenses (including, without limitation, legal fees and expenses) required to be paid to the Lender on or before the Closing Date, including, without limitation, those referred to in
Section 10.4 and any Mortgage Payment, to the extent then due and payable, have been paid.

          (o) A certificate, signed by a Responsible Officer of the Borrower, stating that the statements set forth in Section 4.2 (a) and (b) are true and correct on the Closing Date, after giving effect to the Loans being made on the Closing Date.

          (p)  A copy of the Advisory Agreement certified by a Responsible
Officer.

          (q) The Subordination Agreement duly executed and acknowledged by the Borrower and the Advisor.

          (r)  A letter agreement in the form attached as Exhibit K hereto and
                                                          ---------
made a part hereof, duly executed and accepted and agreed, as appropriate, by the Operating Lessee and the Borrower.

          4.2.  Conditions Precedent to Each Loan.  The obligation of the Lender
                ---------------------------------
to make any Loan (including the Loan being made by the Lender on the Closing
Date) shall be subject to the further conditions precedent that:

          (a) The following statements shall be true on the date of such Loan, before and after giving effect thereto and to the application of the proceeds therefrom (and the acceptance by the Borrower of the proceeds of such Loan shall constitute a representation and warranty by the Borrower that on the date of such Loan such statements are true):

               (i) The representations and warranties of the Borrower contained in Article V. and of each Loan Party in the other Loan Documents are correct on and as of such date as though made on and as of such date; and

              (ii) No Default or Event of Default will result from the Loans being made on such date.

          (b) The making of the Loans on such date does not violate any Requirement of Law and is not enjoined, temporarily, preliminarily or permanently.

          (c) The Lender shall have received, on or before such date, in respect of any Hotel Facility for which the same have not been delivered pursuant to Section 4.1(e), (j), (k) and (l) respectively:

               (i) a Negative Pledge Agreement duly executed and acknowledged by the Borrower or its Subsidiary, as applicable;

              (ii) A copy of the Operating Lease and Management Agreement in respect of such Hotel Facility, each certified by a Responsible Officer;

             (iii) Evidence that the insurance required by the terms of the Collateral Documents and by Section 7.4 is in full force and effect; and

              (iv) A written report of an investigation by an environmental consultant, reasonably acceptable to the Lender, addressing any significant environmental, health and safety violations, hazards or liabilities to which the Borrower or any of its Subsidiaries may be subject, which report shall demonstrate, to the reasonable satisfaction of the Lender, that the Borrower and its Subsidiaries and their operations are in compliance in all material respects with all applicable Environmental Laws and are not subject to any material Environmental Liabilities and Costs.

          (d) The Lender shall have received, on or before such date, duly executed and acknowledged Mortgages for each of the Selected Properties, in such amounts as shall be reasonably acceptable to the Lender, securing all of the Indebtedness and the Obligations as such terms are defined and more particularly described therein, together with:

               (i) commitments for title insurance policies (the "Title Insurance Policies") issued by a title company acceptable to the Lender, in such form and amounts as are reasonably acceptable to the Lender, insuring that each such Mortgage is a valid first priority Lien on such Selected Properties subject only to such exceptions to title as shall be acceptable to the Lender in its reasonable discretion and containing such endorsements and affirmative insurance as the Lender may reasonably require and as are obtainable in the applicable jurisdiction, and true copies of each document, instrument or certificate required by the terms of each such policy or Mortgage to be, or have been, filed, recorded, executed or delivered in connection therewith;

               (ii) opinions reasonably satisfactory to the Lender of counsel and/or local counsel retained by the Borrower with respect to the due execution and delivery, validity and enforceability of the Mortgage Documents and such other matters as may be reasonably required by the Lender; and

               (iii) duly executed UCC-1 Financing Statements under the applicable Uniform Commercial Code to be filed in connection with such Mortgages in form and substance reasonably satisfactory to the Lender, to perfect the Lien created by the applicable Mortgages;

               (iv) (A) duly executed and acknowledged landlord consents from all lessors under all the Leases comprising Selected Properties, in form and substance reasonably satisfactory to the Lender, (B) duly executed and acknowledged non-disturbance and attornment agreements with the mortgagees, ground lessors and sublessors of property subject to Leases comprising Selected Properties, in form and substance reasonably satisfactory to the Lender, (C) duly executed and acknowledged consents from all mortgagees, ground lessors and sublessors of property subject to Leases comprising Selected Properties, in form and substance reasonably satisfactory to the Lender, (D) duly executed and acknowledged estoppel certificates, dated not earlier than 30 days prior to the date of the Loan, from each landlord, ground lessor, sublessor and lessee of a Selected Property, in form and substance reasonably satisfactory to the Lender, (E) duly executed and acknowledged subordination, non-disturbance and attornment agreements (in recordable form) from each lessee (other than the Borrower or its Subsidiary) of a Selected Property, unless such lessee's lease, by its terms, is subject and subordinate to the Lien of the applicable Mortgage and (F) evidence satisfactory to the Lender that all such consents and agreements, and a memorandum of each Lease comprising a Selected Property, have been filed or recorded in all appropriate public records or delivered to the title company providing title insurance thereon, as the case may be;

               (v) current ALTA surveys and surveyor's certification as to all such Selected Properties, each in form and substance reasonably satisfactory to the Lender; and

              (vi) payment to the Lender, or as the Lender may direct, of all title insurance premiums, documentary, stamp or intangible taxes, recording fees and mortgage taxes payable in connection with the recording of any of the Loan Documents or the issuance of the Title Insurance Policies;

             (vii) an Assignment Agreement in respect of the Management Agreement for such Selected Property duly executed by the Borrower or its Subsidiary, as applicable, and the Manager;

            (viii) a Security Agreement in respect of the FF&E Reserves for such Selected Property duly executed by the Borrower or its Subsidiary, as applicable, the Operating Lessee and the Manager;

              (ix) Financing Statements (Form UCC-1) under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the reasonable opinion of the Lender, desirable to perfect the Lien created by the Security Agreement for such Selected Property; copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, listing all effective financing statements which name the Borrower or any Subsidiary of the Borrower (under its present name or any previous name) as debtor and which are filed in the jurisdictions referred to above, together with copies of such other financing statements (none of which shall cover the Collateral purported to be covered by the Security Agreement).

          (e) The Borrower shall have paid the reasonable fees and out of pocket expenses of counsel to the Lender and local counsel, in connection with the preparation, execution, review and delivery of the Mortgage Documents.

          (f) All costs and accrued and unpaid fees and expenses (including, without limitation, legal fees and expenses) required to be paid to the Lender on or before the Closing Date, including, without limitation, those referred to in Section 10.4 and any Mortgage Payment, to the extent then due and payable, have been paid.

          (g) The Lender shall have received such additional documents, information and materials as the Lender may reasonably request.


                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES


          To induce the Lender to enter into this Agreement, the Borrower represents and warrants to the Lender that:

          5.1.  Existence; Compliance with Law.  Each Loan Party and each of its
                ------------------------------
Subsidiaries (i) is a real estate
investment trust or a corporation, as specified herein, duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation; (ii) is duly qualified or licensed and in good standing under the laws of each jurisdiction where such qualification is necessary, except for failures which in the aggregate have no Material Adverse Effect; (iii) has all requisite power and authority and the legal right to own, pledge and mortgage its properties, to lease (as lessee) the properties that it leases as lessee, to lease or sublease (as lessor) the properties it owns and/or leases (as lessee) and to conduct its business as now or currently proposed to be conducted; (iv) is in compliance with its declaration of trust or certificate of incorporation and by-laws, as appropriate; (v) is in compliance with all other applicable Requirements of Law except for such non-compliances as in the aggregate have no Material Adverse Effect; and (vi) has all necessary licenses, permits, consents or approvals from or by, has made all necessary filings with, and has given all necessary notices to, each Governmental Authority having jurisdiction, to the extent required for such ownership, leasing and conduct, except for licenses, permits, consents or approvals which can be obtained by the taking of ministerial action to secure the grant or transfer thereof or failures which in the aggregate have no Material Adverse Effect.

          5.2.  Power; Authorization; Enforceable Obligations.  (a)  The
                ---------------------------------------------
execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party and the consummation of the transactions contemplated hereby:

               (i) are within such Loan Party's corporate or trust powers, as appropriate;

              (ii)  have been or, at the time of delivery thereof pursuant to
     Article IV, will have been duly authorized by all necessary corporate or trust action, as appropriate, including, without limitation, the consent of any trustees or stockholders where required;

             (iii) do not and will not (A) contravene any Loan Party's or any of its Subsidiaries' respective declaration of trust, certificate of incorporation or by-laws or other comparable governing documents,

     (B) violate any other applicable Requirement of Law (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System), or any order or decree of any Governmental Authority or arbitrator, (C) conflict with or result in the breach of, or constitute a default under, or result in or permit the termination or acceleration of, any material Contractual Obligation of any Loan Party or any of its Subsidiaries, or (D) result in the creation or imposition of any Lien upon any of the property of any Loan Party or any of its Subsidiaries, other than those in favor of the Lender pursuant to the Collateral Documents; and

              (iv) do not require the consent of, authorization by, approval of, notice to, or filing or registration with, any Governmental Authority or any other Person, other than those which have been or will be, prior to the Closing Date, obtained or made and copies of which have been or will be delivered to the Lender pursuant to Section 4.1, and each of which on the Closing Date will be in full force and effect, and any consents, authorizations, approvals of, notices to or filings or registrations required to be delivered under Article IV hereof.

          (b) This Agreement has been, and each of the other Loan Documents will have been upon delivery thereof pursuant to Article IV hereof, duly executed and delivered by each Loan Party thereto. This Agreement is, and the other Loan Documents will be, when delivered hereunder, the legal, valid and binding obligation of each Loan Party thereto, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

          5.3.  Taxes.  All federal, state, local and foreign tax returns,
                -----
reports and statements (collectively, the "Tax Returns") which, to the best knowledge and belief of the Borrower, are required to be filed by the Borrower or any of its Tax Affiliates have been filed with the appropriate governmental agencies in all jurisdictions in which such Tax Returns, are required to be filed, all such

Tax Returns are true and correct in all material respects, and all taxes, charges and other impositions due and payable have been timely paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof, except where contested in good faith and by appropriate proceedings if adequate reserves therefor have been established on the books of the Borrower or such Tax Affiliate in conformity with GAAP. If applicable, proper and accurate amounts have been withheld by the Borrower and each of its respective Tax Affiliates from their respective employees (if any) for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective Governmental Authorities. None of the Borrower or any of its Tax Affiliates has
(i) executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any charges other than those that in the aggregate would have no Material Adverse Effect; (ii) agreed or been requested to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise other than those that in the aggregate would have no Material Adverse Effect; or (iii) any obligation under any written tax sharing agreement.

          5.4.  Full Disclosure.  (a)  No written statement prepared or
                ---------------
furnished by or on behalf of any Loan Party or any of its Affiliates in connection with any of the Loan Documents or the consummation of the transactions contemplated thereby, and no financial statement delivered pursuant hereto or thereto, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading. All facts known to the Borrower which are material to an understanding of the financial condition, business, properties or prospects of the Borrower and its Subsidiaries taken as one enterprise have been disclosed to the Lender.

          5.5.  Financial Matters.  (a)  The balance sheet of the Borrower as of
                -----------------
March 31, 1995, and the related statement of income, retained earnings and cash flow of the Borrower for the period from February 7, 1995 (inception) to

March 31, 1995, certified by Arthur Andersen, LLP, and the combined statements of assets, liabilities and net investment and advances of the Initial Hotels as of December 30, 1994, and the related combined statements of revenues and expenses excluding income taxes, and cash flows for the fiscal year ended December 30, 1994, certified by Arthur Andersen, LLP, copies of which have been furnished to the Lender, fairly present the financial condition of the Borrower and the combined assets, liabilities and net investment and advances of the Initial Hotels as of such dates and the consolidated results of the operations of the Borrower and the revenues and expenses excluding income taxes, and cash flows of the Initial Hotels for the period ended on such dates, all in conformity with GAAP.

          (b) Since March 31, 1995, there has been no Material Adverse Change and there have been no events or developments that in the aggregate have had a Material Adverse Effect.

          (c) Neither the Borrower nor any of its Subsidiaries had at March 31, 1995 any material obligation, contingent liability or liability for taxes, long-term leases or unusual forward or long-term commitment which is not reflected in the balance sheet at such date referred to in subsection (a) above or in the notes thereto.

          (d) The unaudited pro forma balance sheets of the Borrower and in respect of the Initial Hotels (the "Pro Forma Balance Sheets"), copies of which have been delivered to the Lender, have been prepared with respect to the Borrower as of March 31, 1995, and with respect to the Initial Hotels, as of March 24, 1995, and reflect as of such dates, the pro forma financial condition of the Borrower and of the Initial Hotels.

          (e) The Borrower is, and on a consolidated basis the Borrower and its Subsidiaries are, Solvent.

          5.6.  Litigation.  There are no pending or, to the knowledge of the
                ----------
Borrower, threatened actions, investigations or proceedings affecting the Borrower or, to the knowledge of the Borrower, any Operator or any of their respective properties or revenues before any court, Governmental Authority or arbitrator, other than those that in the aggregate, if adversely determined, would have no Material Adverse Effect. The performance of any action by (a) any Loan Party required or contemplated by any of the Loan Documents or (b) any Operator required or contemplated by any Operating Lease or Management Agreement is not (in the case of (b) only, to the knowledge of the Borrower) restrained or enjoined (either temporarily, preliminarily or permanently), and no material adverse condition has been imposed by any Governmental Authority or arbitrator upon any of the foregoing transactions contemplated by the aforementioned documents.

          5.7.  Margin Regulations.  The Borrower is not engaged in the business
                ------------------
of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

          5.8.  Ownership of Borrower and HRPT Advisors; Subsidiaries.  (a)  The
                -----------------------------------------------------
authorized capital stock of the Borrower consists of 100,000,000 common shares of beneficial interest, $0.01 par value per share, of which 11,750,000 shares will be issued and outstanding upon consummation of the Initial Public Offering, assuming that the Underwriters' over-allotment option is not exercised, and 100,000,000 preferred shares of beneficial interest, $0.01 par value per share, none of which shares will be issued and outstanding upon the consummation of the Initial Public Offering. Upon consummation of the Initial Public Offering all of the outstanding capital stock of the Borrower will be validly issued, fully paid and non-assessable and at least 250,000 shares of such stock will be owned beneficially and of record by HRPT Advisors free and clear of all Liens as of the date of this Agreement. No authorized but unissued shares, no treasury shares and, to the best knowledge of the Borrower, no other outstanding shares of capital stock of the Borrower are subject to any option, warrant, right of conversion or purchase or any similar right. Except as set forth on Schedule 5.8(a) hereto, there are no agreements or understandings with respect to the voting, sale or transfer of any shares of capital stock of the Borrower, or to the best knowledge of the Borrower, any agreement restricting the transfer or hypothecation of any such shares.

          (b) The authorized capital stock of HRPT Advisors consists of 100,000 shares of common stock, $0.01 par value per share, of which 1,000 shares are issued and outstanding as of the date hereof. All of the outstanding capital stock of HRPT Advisors has been validly issued, is fully paid and non-assessable and at least 51% of such stock is owned, in the aggregate, beneficially and of record by Barry M. Portnoy and/or Gerard M. Martin, free and clear of all Liens as of the date of this Agreement. No authorized but unissued shares, no treasury shares and, to the best knowledge of the Borrower, no other outstanding shares of capital stock of HRPT Advisors are subject to any option, warrant, right of conversion or purchase or any similar right. There are no agreements or understandings with respect to the voting, sale or transfer of any shares of capital stock of HRPT Advisors, or to the best knowledge of the Borrower, any agreement restricting the transfer or hypothecation of any such shares.

          (c) Set forth on Schedule 5.8(c) hereto is a complete and accurate list showing, as of the date hereof, all Subsidiaries of the Borrower and, as to each such Subsidiary, the jurisdiction of its incorporation, the number of shares of each class of Stock authorized, the number outstanding on the date hereof and the percentage of the outstanding shares of each such class owned (directly or indirectly) by the Borrower. No Stock of any Subsidiary of the Borrower is subject to any outstanding option, warrant, right of conversion or purchase or any similar right. All of the outstanding capital Stock of each such Subsidiary has been validly issued, is fully paid and non-assessable and is owned by the Borrower, free and clear of all Liens. Neither the Borrower nor any such Subsidiary is a party to, or has knowledge of, any agreement restricting the transfer or hypothecation of any shares of Stock of any such Subsidiary, other than the Loan Documents. The Borrower does not own or hold, directly or indirectly, any capital stock or equity security of, or any equity interest in, any Person other than such Subsidiaries.

          5.9.  ERISA.  (a)  There are no Multiemployer Plans.
                -----

          (b)  Each Plan and any related trust intended to qualify under Code
Section 401 or 501 has been determined by the IRS to be so qualified and to the best knowledge of the Borrower nothing has occurred which would cause the loss of such qualification.

          (c) None of the Borrower, any of its Subsidiaries or any ERISA Affiliate, with respect to any Pension Plan, has failed to make any contribution or pay any amount due as required by Section 412 of the Code or Section 302 of ERISA or the terms of any such plan, and all required contributions and benefits have been paid in accordance with the provisions of each such plan.

          (d) There are no pending or, to the knowledge of the Borrower, threatened claims, actions or proceedings (other than claims for benefits in the normal course), relating to any Plan other than those that in the aggregate, if adversely determined, would have no Material Adverse Effect.

          (e) No Pension Plan has any unfunded accrued benefit liabilities, as determined by using reasonable actuarial assumptions utilized by such plan's actuary for funding purposes. Within the last five years none of the Borrower, any of its Subsidiaries or any ERISA Affiliate has caused a Pension Plan with any such liabilities to be transferred outside of its "controlled group" (within the meaning of Section 4001(a)(14) of ERISA).

          (f) No Plan provides for continuing health, disability, accident or death benefits or coverage for any participant or his or her beneficiary after such participant's termination of employment (except as may be required by Section 4980B of the Code and at the sole expense of the participant or the beneficiary) which would result in the aggregate under all Plans in a liability in an amount which would have a Material Adverse Effect.

          5.10.  Liens.  There are no Liens of any nature whatsoever on any
                 -----
Hotel Facilities of the Borrower or any of its Subsidiaries other than those permitted by Section 8.1. The forms of the Collateral Documents attached hereto are sufficient to grant to the Lender fully perfected first priority Liens in and to the Collateral subject only to Permitted Liens.

          5.11.  [Intentionally Omitted]

          5.12.  No Burdensome Restrictions; No Defaults; Contractual
                 ----------------------------------------------------
Obligations.  (a)  Neither the Borrower nor any of its Subsidiaries is in
-----------
default beyond the expiration of any applicable notice or grace period under or with respect to any Contractual Obligation owed by it and, to the knowledge of the Borrower, no other party is in default beyond the expiration of any applicable notice or grace period under or with respect to any Contractual Obligation owed to the Borrower or to any of its Subsidiaries, other than those defaults which in the aggregate have no Material Adverse Effect.

          (b)  No Event of Default or Default has occurred and is continuing.

          (c) There is no Requirement of Law that has not been complied with by the Borrower, the compliance with which by the Borrower or any of its Subsidiaries would have a Material Adverse Effect.

          (d) No Subsidiary of the Borrower is subject to any Contractual Obligation restricting or limiting its ability to transfer its assets to the Borrower or to declare or make any dividend payment or other distribution on account of any shares of any class of its Stock or its ability to purchase, redeem, or otherwise acquire for value or make any payment in respect of any such shares or any shareholder rights.

          5.13.  No Investments.  Except as permitted by Section 8.6, none of
                 --------------
the Borrower or any of its Subsidiaries is engaged in any joint venture or partnership with any other Person or maintains any Investment.

          5.14.  Government Regulation.  Neither the Borrower nor any of its
                 ---------------------
Subsidiaries is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended, or subject to regulation under the Public Utility

Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, or any other federal or state statute or regulation such that its ability to incur Indebtedness is limited, or its ability to consummate the transactions contemplated hereby or by any other Loan Document, or the exercise by the Lender of rights and remedies hereunder or thereunder, is impaired. The making of the Loans by the Lender, the application of the proceeds and repayment thereof by the Borrower and the consummation of the transactions contemplated by the Loan Documents will not violate any provision of any of the foregoing or any rule, regulation or order issued by the Securities and Exchange Commission thereunder.

          5.15.  Insurance.  All policies of insurance of any kind or nature
                 ---------
owned by or issued to the Borrower or any of its Subsidiaries, or issued in respect of any real property owned or leased by the Borrower or any of its Subsidiaries including, without limitation, policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation and employee health and welfare insurance, are in full force and effect and are of a nature and provide such coverage as (except earthquake coverage) is sufficient and as is customarily carried by
-------
companies of the size and character of such Person. None of the Borrower or any of its Subsidiaries has been refused insurance for which it applied or had any policy of insurance terminated (other than at its request). Lender confirms and agrees that the policies of insurance owned by or issued to the Operating Lessee in respect of any Hotel Facility shall be sufficient for the purposes of this representation provided that the same comply with the terms of the Operating Lease relating thereto.

          5.16.  Employees.  Neither the Borrower nor any of its Subsidiaries
                 ---------
has any employees and none of them has ever engaged employees.

          5.17.  Force Majeure.  Neither the business nor the properties of the
                 -------------
Borrower or any of its Subsidiaries are currently suffering from the effects of any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), other than those which in the aggregate have no Material Adverse Effect.

          5.18.  Use of Proceeds.  The proceeds of the Loans are being used by
                 ---------------
the Borrower solely as follows: (a) to repay the HRP Loan, (b) to pay the purchase price of Approved Hotel Facilities and for the payment of related transaction costs, fees and expenses, or (c) as to an aggregate amount not to exceed twenty million dollars ($20,000,000), for general business purposes in the ordinary course.

          5.19.  Environmental Protection.  Except as disclosed on Schedule
                 ------------------------
5.19:

          (a) all real property leased, owned or operated by the Borrower or any of its Subsidiaries is free from contamination by any Hazardous Material which could reasonably be expected to subject the Borrower or any of its Subsidiaries to Environmental Liabilities and Costs that could in the aggregate have a Material Adverse Effect;

          (b) the operations of the Borrower and each of its Subsidiaries, and the operations at any real property leased, owned or operated by the Borrower or any of its Subsidiaries are in material compliance in all respects with all applicable Environmental Laws;

          (c) neither the Borrower nor any of its Subsidiaries have liabilities with respect to Hazardous Materials, and no facts or circumstances exist which could give rise to liabilities with respect to Hazardous Materials which could reasonably be expected to subject the Borrower or any of its Subsidiaries to Environmental Liabilities and Costs that could in the aggregate have a Material Adverse Effect;

          (d) (i) the Borrower and its Subsidiaries and, to the best knowledge of the Borrower and its Subsidiaries, the Operators have obtained, currently maintained and have all Environmental Permits necessary for their operations and are in material compliance with such Environmental Permits, except to the extent that the failure to obtain or maintain such Permits or to be in compliance therewith would not, in the aggregate, have a Material Adverse Effect, (ii) there are no Legal Proceedings pending nor, to the best knowledge of the Borrower and its Subsidiaries, threatened to revoke, or alleging the violation of, such Environmental Permits, other than Legal Proceedings which, if adversely determined, would not, in the aggregate, have a Material Adverse Effect and
(iii) neither the Borrower nor any of its Subsidiaries or, to the best knowledge of the Borrower and its Subsidiaries, the Operators have received any notice from any Governmental Authority to the effect that there is lacking any Environmental Permit required in connection with the current use or operation of any property leased, owned or operated by the Borrower or any of its Subsidiaries;

          (e) neither the Borrower's nor any of its Subsidiaries' current facilities and operations, nor, to the best knowledge of the Borrower and its Subsidiaries, any Operator or predecessor of the Borrower or any of its Subsidiaries, nor any of their past facilities and operations, nor any owner of premises leased or operated by the Borrower and its Subsidiaries, are subject to any outstanding written Order or Contract, including Environmental Liens, with any Governmental Authority or other Person, or to any federal, state, local, foreign or territorial investigation respecting (i) Environmental Laws, (ii) Remedial Action, (iii) any Environmental Claim, or (iv) the Release or threatened Release of any Hazardous Material, the compliance with which, in any case, is reasonably likely to have a Material Adverse Effect;

          (f) neither the Borrower, nor any of its Subsidiaries or, to the best knowledge of the Borrower and its Subsidiaries, any of the Operators are subject to any pending Legal Proceeding alleging the violation of any Environmental Law which, if adversely determined is reasonably likely to have a Material Adverse Effect, nor, to the best knowledge of the Borrower and its Subsidiaries, are any such proceedings threatened;

          (g) neither the Borrower nor any of its Subsidiaries nor, to the best knowledge of the Borrower and its Subsidiaries, any Operators or predecessor of the Borrower or any of its Subsidiaries, nor any owner of premises leased by the Borrower or any of its Subsidiaries, have filed any notice under federal, state or local, territorial or foreign law indicating past or present treatment, storage, or disposal of or reporting a Release of Hazardous Material into the environment, in the case of any Operator, with respect to Hotel Facilities only;

          (h) none of the operations of the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower and its Subsidiaries, of any Operators or predecessor of the Borrower or any of its Subsidiaries, or of any owner of premises leased by the Borrower or any of its Subsidiaries, involve or previously involved the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 (in effect as of the date of this Agreement) or any state, local, territorial or foreign equivalent, in the case of any Operator, with respect to Hotel Facilities only; and

          (i) there is not now, nor has there been in the past, on, in or under any real property leased or owned by the Borrower or any of its Subsidiaries (i) any underground storage tanks or surface tanks, dikes or impoundments, (ii) any asbestos-containing materials, (iii) any polychlorinated biphenyls, or (iv) any radioactive substances, the existence of which, in any case, is reasonably likely to have a Material Adverse Effect.

          5.20.  Contractual Obligations Concerning Assets.  Except with respect
                 -----------------------------------------
to the Initial Hotels listed in Part II of Schedule 1.1 hereto, as of the date of this Agreement, neither the Borrower nor any of its Subsidiaries owns or holds, or is obligated under or a party to, any option, right of first refusal, or other contractual right to purchase or acquire, or any Contractual Obligation to effect an Asset Sale of, any asset or property owned or leased by the Borrower or any of its Subsidiaries.

          5.21.  Status as REIT.  The Borrower is organized in conformity with
                 --------------
the requirements for qualification as a real estate investment trust under the Code. Borrower has met all of the requirements for qualification as a real estate investment trust under the Code for its fiscal year ended December 31, 1995. The Borrower is in a position to qualify for its current fiscal year as a real estate investment trust under the Code and its proposed methods of operation will enable it to so qualify.

          5.22.  Real Property.  (a)  The Borrower and its Subsidiaries own
                 -------------
good, clean and marketable fee simple absolute title to all of the Real Estate purported to be owned by them in fee simple, which Real Estate is at the date hereof described in Schedule 5.22(a), and good, clean and marketable title to, or valid leasehold interests in, all other properties and assets purported to be owned by the Borrower or any of its Subsidiaries, including, without limitation, valid leasehold interests pursuant to the Leases and all property reflected in the latest balance sheet referred to in Section 5.5(a), except for such property as has been disposed of since that date without violation of any of the provisions hereof, and none of such properties and assets, including, without limitation, the Real Estate and the Leases, is subject to any Lien, except Liens granted to the Lender pursuant to the Loan Documents or permitted hereunder or thereunder. The Borrower and its Subsidiaries have received all deeds, assignments, waivers, consents, non-disturbance and recognition or similar agreements, bills of sale and other documents, and have duly effected all recordings, filings and other actions reasonably necessary to establish, protect and perfect the Borrower's and its Subsidiaries' right, title and interest in and to all such property.

          (b) All real property leased at the date hereof by the Borrower or any of its Subsidiaries, as lessee, is listed on Schedule 5.22(b), setting forth information regarding the commencement date, termination date, renewal options (if any) and annual base rents for each year until the Final Maturity Date, in each case as in effect on the Closing Date. To the best knowledge of the Borrower, each of such leases is valid and enforceable in accordance with its terms and is in full force and effect. The Borrower has delivered to the Lender true and complete copies of each of such leases and all documents affecting the rights or obligations of the Borrower or any of its Subsidiaries which is a party thereto, including, without limitation, any non-disturbance and recognition agreements, subordination agreements, attornment agreements and agreements regarding the term or rental of any of the leases.

          (c) Except as disclosed on Schedule 5.22(c) and those which in the aggregate have no Material Adverse Effect, (i) all components of all improvements included within the real property owned or leased by the Borrower or any of its Subsidiaries (collectively, "Improvements"), including, without limitation, the roofs and structural elements thereof and the heating, ventilation, air conditioning, plumbing, electrical, mechanical, sewer, waste water, storm water, paving and parking equipment, systems and facilities included therein, are in good working order and repair; (ii) all water, gas, electrical, steam, compressed air, telecommunication, sanitary and storm sewage lines and systems and other similar systems serving the real property owned or leased by the Borrower or any of its Subsidiaries are installed and operating and are sufficient to enable the real property owned or leased by the Borrower and its Subsidiaries to continue to be used and operated in the manner currently being used and operated, and none of the Borrower or any of its Subsidiaries has any knowledge of any factor or condition that could result in the termination or material impairment of the furnishing thereof. No Improvement or portion thereof is dependent for its access, operation or utility on any land, building or other Improvement not included in the real property owned or leased by the Borrower or any of its Subsidiaries.

          (d) All Permits required to have been issued or appropriate to enable all real property owned or leased by the Borrower or any of its Subsidiaries to be lawfully occupied and used for all of the purposes for which they are currently occupied and used have been lawfully issued and are in full force and effect, other than those which in the aggregate have no Material Adverse Effect.

          (e) Neither the Borrower nor, to its knowledge, any Operator has received any notice, or has any knowledge, of (i) any pending, threatened or contemplated condemnation proceeding affecting any real property owned or leased by the Borrower or any of its Subsidiaries or any part thereof, or (ii) any proposed termination or impairment of any parking at any such owned or leased real property or (iii) any sale or other disposition of any real property owned or leased by the Borrower or any of its Subsidiaries or any part thereof in lieu of condemnation, in each case, other than those which in the aggregate have no Material Adverse Effect.

          (f) No material portion of any real property owned or leased by the Borrower or any of its Subsidiaries has suffered any material damage by fire or other casualty loss which has not heretofore been completely repaired and restored to its original condition or which will not be completely repaired or restored to its original condition within twelve (12) months from the date hereof. No portion of any real property, that is not covered by adequate flood insurance, owned or leased by the Borrower or any of its Subsidiaries is located in a special flood hazard area as designated by any Federal Governmental Authorities.

          5.23.  Operator and Advisor: Compliance with Law.
                 -----------------------------------------

          (a) To the best knowledge of the Borrower and its Subsidiaries, each Operator (i) has full power and authority and the legal right to own, lease (or sublease), manage and operate (as applicable) the Hotel Facilities it operates and to conduct the business in which it is currently engaged with respect to any real property owned or leased by the Borrower or any of its Subsidiaries, (ii) is duly qualified or licensed and is in good standing under the laws of each jurisdiction where its ownership, lease (or sublease), management or operation of any real property owned or leased by the Borrower or any of its Subsidiaries requires such qualification, and (iii) is in compliance with all Requirements of Law applicable to the real property owned or leased by the Borrower or any of its Subsidiaries operated or managed by it, or applicable to the operation or management thereof, except to the extent that the failure to comply therewith is not reasonably likely to have, in the aggregate, a Material Adverse Effect.

          (b) To the best knowledge of Borrower and its Subsidiaries, the Advisor (i) has full power and authority and legal right to conduct the business in which it is presently engaged and to perform its obligations under the Advisory Agreement, (ii) is duly qualified or licensed and is in good standing under the laws of each jurisdiction where the conduct of its business requires such qualification, and (iii) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith is not reasonably likely to have, in the aggregate, a Material Adverse Effect.

          5.24.  Operating Leases, Management Agreement and Advisory Agreement.
                 -------------------------------------------------------------
Each of the Operating Leases and Management Agreements in respect of the Hotel Facilities and the Advisory Agreement is in full force and effect and is a legally valid and binding obligation of the Borrower or its Subsidiaries and the other parties thereto, subject to such exceptions which are not reasonably likely to have, in the aggregate, a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries has mortgaged, pledged or otherwise encumbered any of the Operating Leases, Management Agreements or Advisory Agreements or its rights thereunder including, without limitation, its right to obtain rental, interest or other payments under the Operating Leases, other than by way of such mortgages, pledges or encumbrances in favor of the Lender. Neither the Borrower nor any of its Subsidiaries has collected any rents becoming due under any Operating Lease more than 30 days in advance. All rent and other sums and charges payable by any Operating Lessee under each Operating Lease to which it is a party are current, no notice of default or termination under any such Operating Lease is outstanding, to the knowledge of the Borrower no termination event or condition or uncured default on the part of the Operating Lessee exists under any Operating Lease, and to the knowledge of the Borrower no event of default has occurred which, with the giving of notice or the lapse of time or both, would constitute such a default or termination event or condition or uncured default on the part of the Borrower or its Subsidiaries or the Operators (as the case may be), subject to such exceptions which are not reasonably likely to have, in the aggregate, a Material Adverse Effect. As to all of the Leases, Borrower and each of its Subsidiaries has performed all of its repair and maintenance obligations (if any) and, to the best knowledge and belief of Borrower, each Operating Lessee under each Operating Lease to which it is a party has performed all of its repair and maintenance obligations, subject to such exceptions which are not reasonably likely to have, in the aggregate, a Material Adverse Effect.

          5.25.  FF&E Reserves.  An FF&E Reserve has been established in respect
                 -------------
of each Hotel Facility and is currently funded as required by the terms of the Operating Lease and/or the Management Agreement relating thereto.

                                   ARTICLE VI

                              FINANCIAL COVENANTS

          As long as any of the Obligations or Commitment remain outstanding, unless the Lender otherwise consents in writing the Borrower agrees with the Lender that:

          6.1.  Limitation on Indebtedness.  The Borrower shall maintain during
                --------------------------
each Fiscal Quarter on a consolidated basis, a ratio of (a) the total Indebtedness for borrowed money (including, without limitation, the Obligations and all Capitalized Lease Obligations) of the Borrower and its Subsidiaries to
(b) Total Assets of the Borrower and its Subsidiaries not in excess of 1:2

          6.2.  Limitation on Secured Indebtedness.  The Borrower shall maintain
                ----------------------------------
during each Fiscal Quarter on a consolidated basis a ratio of (a) total Secured Indebtedness (including, without limitation, Obligations and all Capitalized Lease Obligations) of the Borrower and its Subsidiaries to (b) Total Assets of the Borrower and its Subsidiaries not in excess of 1:2.

          6.3.  Interest Expense Coverage.  The Borrower shall maintain at the
                -------------------------
end of each Fiscal Quarter, commencing with the Fiscal Quarter ending on September 30, 1995, a ratio of (a) Total Base Rents for such Fiscal Quarter to
(b) Net Interest Expense for such Fiscal Quarter, of not less than 2:1.

          6.4.  Maintenance of Tangible Net Worth.  The Borrower shall maintain
                ---------------------------------
during each Fiscal Quarter a Tangible Net Worth of not less than $200,000,000.

          6.5.  Maintenance of Loan to Value Ratio.  The Borrower shall maintain
                ----------------------------------
during each Fiscal Quarter the Loan to Value Requirement.


                                  ARTICLE VII

                             AFFIRMATIVE COVENANTS

          As long as any of the Obligations or the Commitment remain outstanding, unless the Lender otherwise consents in writing, the Borrower agrees with the Lender that:

          7.1.  Compliance with Laws, Etc.  The Borrower shall comply, and shall
                -------------------------
cause each of its Subsidiaries and, with respect to Hotel Facilities only, each Operator to comply, in all material respects with all Requirements of Law, Contractual Obligations, commitments, instruments, licenses, permits and franchises, including, without limitation, all Permits; provided, however, that
                                                        --------  -------
the Borrower shall not be deemed in default of this Section 7.1 if all such non-compliances in the aggregate have no Material Adverse Effect.

          7.2.  Conduct of Business.  The Borrower shall (a) conduct, and shall
                -------------------
cause each of its Subsidiaries to conduct, its business in the ordinary course and consistent with the description set forth in the Registration Statement; and
(b) perform and observe, and cause each of its Subsidiaries to perform and observe, all the terms, covenants and conditions required to be performed and observed by it under its Contractual Obligations (including, without limitation, to pay all rent and other charges payable under any lease and all debts and other obligations as the same become due), and do, and cause its Subsidiaries to do, all things necessary to preserve and to keep unimpaired its rights under such Contractual Obligations; provided, however, that, in the case of each of
                              --------  -------
clauses (a) and (b), the Borrower shall not be deemed in default of this Section
7.2 if all such failures in the aggregate have no Material Adverse Effect.

          7.3.  Payment of Taxes, Etc.  The Borrower shall pay and discharge,
                ---------------------
and shall cause each of its Subsidiaries
to pay and discharge, before the same shall become delinquent, all lawful governmental claims, taxes, assessments, charges and levies, except where contested in good faith, by proper proceedings, if adequate reserves therefor have been established on the books of the Borrower or the appropriate Subsidiary in conformity with GAAP; provided, however, that the Borrower shall not be
                         --------  -------
deemed in default of this Section 7.3 if all such uncontested non-payments in the aggregate have no Material Adverse Effect and, with respect to any Mortgaged Property, the Borrower and each such Subsidiary otherwise complies with the provisions of the Mortgage in respect thereof.

          7.4.  Maintenance of Insurance.  The Borrower shall maintain, or shall
                ------------------------
cause the Operators to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates and as otherwise satisfactory to the Lender, in its sole judgment exercised reasonably, and, in any event, all insurance required by any Collateral Document. All such insurance shall name the Lender as additional insured or loss payee, as the Lender shall determine. The Borrower will furnish to the Lender from time to time such information as may be reasonably requested as to such insurance. The Lender acknowledges that (i) no earthquake insurance has been obtained with respect to any Hotel Facilities in California and (ii) insurance maintained by the Operating Lessee in respect of any Hotel Facility shall be sufficient for the purposes of this covenant provided that such insurance complies with the terms of the Operating Lease relating thereto.

          7.5.  Preservation of Existence, Etc.  The Borrower shall preserve and
                ------------------------------
maintain, and shall cause each of its Subsidiaries to preserve and maintain, its existence (except as permitted under Section 8.5) and its rights (charter and statutory) and franchises, except to the extent that the failure to preserve and maintain such rights and/or franchises would not have a Material Adverse Effect.

          7.6.  Access.  The Borrower shall upon reasonable advance notice, at
                ------
any reasonable time and from time to
time, permit the Lender, or any agents or representatives of the Lender, to (a) examine and make copies of and abstracts from the records and books of account of the Borrower and each of its Subsidiaries, (b) visit the properties of the Borrower and each of its Subsidiaries, (c) discuss the affairs, finances and accounts of the Borrower and each of its Subsidiaries with any of their respective officers or directors, and (d) communicate directly with the Borrower's independent certified public accountants. The Borrower shall authorize its independent certified public accountants to disclose to the Lender any and all financial statements and other information of any kind, including, without limitation, copies of any management letter, or the substance of any oral information that such accountants may have with respect to the business, financial condition, results of operations or other affairs of the Borrower or any of its Subsidiaries.

          7.7.  Keeping of Books.  The Borrower shall keep, and shall cause each
                ----------------
of its Subsidiaries to keep, proper books of record and account, in accordance with GAAP, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each such Subsidiary.

          7.8.  Maintenance of Properties, Etc.  The Borrower shall maintain and
                ------------------------------
preserve, and shall cause each of its Subsidiaries and each Operator to maintain and preserve, (i) all of its Hotel Facilities in good working order and condition, and (ii) all rights, permits, licenses, approvals and privileges (including, without limitation, all Permits) which are used or useful or necessary in the conduct of its business, in the case of an Operator, with respect to Hotel Facilities only; provided, however, that the Borrower shall not
                                  --------  -------
be deemed in default of this Section 7.8 if all such failures in the aggregate have no Material Adverse Effect.

          7.9.  Performance and Compliance with Other Covenants.  The Borrower
                -----------------------------------------------
shall perform and comply with, and shall cause each of its Subsidiaries to perform and comply with, each of the covenants and agreements set forth in any Contractual Obligation to which it or any of its Subsidiaries is a party; provided, however, that the Borrower shall not be deemed in default of this
--------  -------
Section 7.9
if all such failures in the aggregate have no Material Adverse Effect.

          7.10.  Application of Proceeds.  The Borrower shall use the entire
                 -----------------------
amount of the proceeds of the Loans as provided in Section 5.18.

          7.11.  Financial Statements.  The Borrower shall furnish to the
                 --------------------
Lender:

          (a) as soon as available and in any event within 45 days after the end of each Fiscal Quarter of each Fiscal Year (other than the last Fiscal Quarter of such Fiscal Year), consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such quarter and consolidated statements of income, retained earnings and cash flow of the Borrower and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, all prepared in conformity with GAAP and certified by the chief financial officer of the Borrower as fairly presenting the financial condition and results of operations of the Borrower and its Subsidiaries at such date and for such period, subject to normal year-end audit adjustments, together with (i) a certificate of said officer stating that no Default or Event of Default has occurred and is continuing or, if a Default or an Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which the Borrower proposes to take with respect thereto,
(ii) a schedule in form reasonably satisfactory to the Lender of the computations used by the Borrower in determining compliance with all financial covenants contained herein, and (iii) a written discussion and analysis by the management of the Borrower of the financial statements furnished in respect of such Fiscal Quarter;

          (b) as soon as available and in any event within 90 days after the end of each Fiscal Year, consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such year and consolidated statements of income, retained earnings and cash flow of the Borrower and its Subsidiaries for such Fiscal Year, all prepared in conformity with GAAP and certified, in the case of such consolidated financial statements, without qualification as to the scope of the audit or as to the Borrower being a going concern by Arthur Andersen LLP or other independent public accountants of recognized national standing, together with (i) a certificate of such accounting firm stating that in the course of the regular audit of the business of the Borrower and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default or Event of Default has occurred and is continuing, or, if in the opinion of such accounting firm, a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof,
(ii) a schedule in form reasonably satisfactory to the Lender of the computations used by such accountants in determining, as of the end of such Fiscal Year, the Borrower's compliance with all financial covenants contained herein, and (iii) a written discussion and analysis by the management of the Borrower of the financial statements furnished in respect of such Fiscal Year;

          (c) as soon as available and in any event within 60 days after the end of each fiscal quarter of each fiscal year, in each case of any Operating Lessee (other than the last fiscal quarter of such fiscal year) consolidated balance sheets and statements of income and cash flow in respect of such Operating Lessee for such fiscal quarter, all prepared in conformity with GAAP and certified by the chief financial officer or chief accounting officer (or such officer's authorized designee) of the Operating Lessee, duly authorized, as fairly presenting the consolidated financial conditions and results of operations of such Operating Lessee at such date and for such period, subject to normal year-end adjustments, together with a certificate of said officer stating that no Default or Event of Default has occurred and is continuing under the relevant Operating Lease(s) (said certification, the "Financial Officer's Certificate");

          (d) as soon as available, and in any event within 105 days after the end of each fiscal year of any Operating Lessee, consolidated balance sheets and statements of income, retained earnings and cash flow in respect of such Operating Lessee for such fiscal year, all prepared in conformity with GAAP and certified without qualification as to the scope of the audit by independent public accountants of recognized national standing, together with a Financial Officer's Certificate;

          (e) within thirty (30) days after the end of each Accounting Period (as defined in the Management Agreement) or if there is no Management Agreement, within thirty (30) days after the end of each calendar month, an unaudited operating statement in respect of each Hotel Facility, including occupancy percentages and average rate, accompanied by a Financial Officer's Certificate;

          (f) promptly after the same are received by the Borrower, a copy of each management letter provided to the Borrower by its independent certified public accountants which refers in whole or in part to any inadequacy, defect, problem, qualification or other lack of fully satisfactory accounting controls utilized by the Borrower or any of its Subsidiaries or any Operating Lessee.

          7.12.  Reporting Requirements.  The Borrower shall furnish to the
                 ----------------------
Lender:

          (a) prior to any Asset Sale, a notice (i) describing the assets being sold and (ii) stating the estimated Asset Sales Proceeds in respect of such Asset Sale;

          (b) as soon as available and in any event within 30 days prior to the end of each Fiscal Year, an annual budget of the Borrower and its Subsidiaries for the succeeding Fiscal Year, displaying on a quarterly basis anticipated balance sheets, forecasted Capital Expenditures, working capital requirements, rent revenues, contributions by Operating Lessees to any FF&E Reserves, interest income, net income, cash flow and sales, all on a consolidated basis;

          (c) promptly and in any event within 30 days after the Borrower, any of its Subsidiaries or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a written statement of the chief financial officer or other appropriate officer of the Borrower describing such ERISA Event or waiver request and the action, if any, which the Borrower, its Subsidiaries and ERISA Affiliates propose to take with respect thereto and a copy of any notice filed by or with the PBGC or the IRS pertaining thereto;

          (d) promptly and in any event within 10 days after receipt thereof, a copy of any adverse notice, determination letter, ruling or opinion the Borrower, any of its Subsidiaries or any ERISA Affiliate receives from the PBGC, DOL or IRS with respect to any Plan, other than those which, in the aggregate, do not have any reasonable likelihood of resulting in a Material Adverse Change;

          (e) promptly after the commencement thereof, notice of all actions, suits and proceedings before any domestic or foreign Governmental Authority or arbitrator, affecting the Borrower, any of its Subsidiaries or any Operator (subject to the Borrower having received notice or knowledge thereof), except those which in the aggregate, if adversely determined, would have no Material Adverse Effect;

          (f) promptly and in any event within five (5) Business Days after the Borrower becomes aware of the existence of (i) any Default or Event of Default,
(ii) any breach or non-performance of, or any default under any Operating Lease, Management Agreement, Advisory Agreement or any Contractual Obligation which is material to the business, prospects, operations or financial condition of the Borrower and its Subsidiaries taken as one enterprise, or (iii) any Material Adverse Change or any event, development or other circumstance which has reasonable likelihood of causing or resulting in a Material Adverse Change, telephonic or telecopied notice in reasonable detail specifying the nature of such Default, Event of Default, breach, non-performance, default, event, development or circumstance, including, without limitation, the anticipated effect thereof, which notice (if by telephone) shall be promptly confirmed in writing within five days;

          (g) promptly after the sending or filing thereof, copies of all reports which the Borrower sends to its security holders generally, and copies of all reports and registration statements which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange or the National Association of Securities Dealers, Inc.;

          (h) upon the request of the Lender copies of all federal, state and local tax returns and reports filed by the Borrower or any of its Subsidiaries in respect of taxes measured by income (excluding sales, use and like taxes);

          (i) promptly and in any event within five days of the Borrower or any Subsidiary learning of any of the following, written notice to the Lender of any of the following:

               (i) the Release or threatened Release of any Hazardous Material on or from any property owned, operated or leased by the Borrower of any of its Subsidiaries and any written order, notice, permit, application or other written communication or report received by the Borrower, any of its Subsidiaries or any Operator in connection with or relating to any such Release or threatened Release, unless such Release or threatened Release is not reasonably likely to have a Material Adverse Effect;

               (ii) any notice or claim to the effect that the Borrower, any of its Subsidiaries or any Operator is or may be liable to any Person as a result of the Release or threatened Release of any Hazardous Material into the environment that could reasonably be expected to have a Material Adverse Effect;

               (iii) receipt by the Borrower, any of its Subsidiaries or any Operator of notification that any real or personal property of the Borrower or any of its Subsidiaries is subject to an Environmental Lien that could reasonably be expected to have a Material Adverse Effect;

               (iv) any Remedial Action taken by the Borrower, any of its Subsidiaries or (if known to the Borrower) any Operator or any other Person in response to any Hazardous Material on, under or about any real property owned, operated or leased by the Borrower or any of its Subsidiaries, unless such Remedial Action is not reasonably likely to have a Material Adverse Effect;

               (v) receipt by the Borrower, any of its Subsidiaries or any Operator of any notice of violation of, or knowledge by the Borrower, any of its Subsidiaries or any Operator that there exists a condition which may result in a violation by the Borrower, any of its Subsidiaries or any Operator of, any Environmental Law, unless such violation is not reasonably likely to have a Material Adverse Effect;

               (vii) the commencement of any judicial or administrative proceeding or investigation alleging a violation of any Environmental Law; or

               (viii) any proposed acquisition of stock, assets or real property, or any proposed leasing of property by the Borrower or any of its Subsidiaries, unless such action is not reasonably likely to have a Material Adverse Effect;

          (j) upon written request by the Lender, a report providing an update of the status of any Environmental Claim, Remedial Action or any other issue identified in any notice or report required pursuant to this Section 7.12;

          (k) promptly, such additional financial and other information respecting the financial or other condition of any Operators, the Advisor or the Borrower or any of its Subsidiaries or the status or condition of any real property owned or leased by the Borrower or its Subsidiaries, or the operation thereof which the Borrower is entitled to or can otherwise reasonably obtain, as the Lender from time to time reasonably request; and

          (l) such other information respecting the business, properties, condition, financial or otherwise, or operations of the Borrower, any of its Subsidiaries or any Operators as the Lender may from time to time reasonably request.

          7.13.  Leases and Operating Leases.  The Borrower shall provide the
                 ---------------------------
Lender with a copy of each lease of real property to which the Borrower or any Subsidiary of the Borrower is then a party, whether as lessor or lessee. The Borrower shall, and shall cause each of its Subsidiaries to, (i) comply in all material respects with all of their respective obligations under all of their respective Leases and Operating Leases now or hereafter held respectively by them with respect to real property, including, without limitation, the Leases set forth in Schedule 5.22(b); (ii) not modify, amend, cancel, extend or :otherwise change in any materially adverse manner any of the terms, covenants or conditions of any such Leases or Operating Leases; (iii) provide the Lender with a copy of each notice of default under any Lease or Operating Leases received by the Borrower or any Subsidiary of the Borrower immediately upon receipt thereof and deliver to the Lender a copy of each notice of default sent by the Borrower or any Subsidiary of the Borrower under any Operating Lease or Lease simultaneously with its delivery of such notice under such Operating Lease or Lease; (iv) notify the Lender, not later than 30 days prior to the date of the expiration of the term of any Lease, of the Borrower's or any Subsidiary of the Borrower's intention either to renew or to not renew any such Lease, and, if the Borrower or any Subsidiary of the Borrower intends to renew such Lease, the terms and conditions of such renewal; and (v) maintain each Operating Lease in full force and effect in all material respects and Lender with a copy of each lease of real property to which the Borrower or any Subsidiary of the Borrower is then a party, whether as lessor or lessee. The Borrower shall, and shall cause each of its Subsidiaries to, (i) comply in all material respects with all of their enforce the material obligations of the Operating Lessee thereunder, in a timely manner.

          7.14.  [Intentionally Omitted]

          7.15.  Employee Plans.  For each Plan and any related trust hereafter
                 --------------
adopted or maintained by a Loan Party or any of its ERISA Affiliates intended to qualify under Code Section 125, 401 or 501, the Borrower shall (i) seek, and cause such of its ERISA Affiliates to seek, and receive determination letters from the IRS to the effect that such plan is so qualified; and (ii) cause such plan to be so qualified.

          7.16.  [Intentionally Omitted]

          7.17.  Fiscal Year.  The Borrower shall maintain as its Fiscal Year
                 -----------
the twelve month period ending on December 31 of each year.

          7.18.  Environmental Matters.  (a)  The Borrower shall comply and
                 ---------------------
shall cause each of its Subsidiaries and, with respect to Hotel Facilities only, each Operator to comply in all material respects with all applicable Environmental Laws currently or hereafter in effect.

          (b) If the Lender at any time has a reasonable basis to believe that there may be a material violation of any Environmental Law by Borrower any of its Subsidiaries or any Operator related to any Hotel Facility, or real property adjacent thereto, then Borrower agrees, upon request from the Lender, to provide the Lender, at Borrower's expense, with such reports, certificates, engineering studies or other written material or data as the Lender may reasonably require so as to reasonably satisfy the Lender that Borrower or such Subsidiary or Operator is in material compliance with all applicable Environmental Laws. Furthermore, the Lender shall have the right upon prior notice (except in the case of an emergency) to inspect during normal business hours any real property owned, operated or leased by Borrower or any of its Subsidiaries if at any time the Lender has a reasonable basis to believe that there may be such a material violation of Environmental Law.

          (c) The Borrower shall, and shall cause each of its Subsidiaries and, with respect to Hotel Facilities only, each Operator to, take such Remedial Action or other action as required by Environmental Laws, as any Governmental Authority requires, except to the extent contested in good faith and by proper proceedings, or as is appropriate and consistent with good business practice.

          7.19.  Appraisals and other Valuations.  (a)  From time to time during
                 -------------------------------
the term of this Agreement, the Lender may, in its sole discretion, order an Appraisal of one or more of the Hotel Facilities. Any such Appraisal shall be at the Borrower's cost if the Lender shall have obtained a letter from an expert appraiser or evaluator of real property or hotel or other lodging facilities to the effect that, or the Lender shall otherwise in good faith have determined that, facts or circumstances exist, or changes in market conditions have occurred, as a result of which there exists a reasonable possibility that Appraisals of the Hotel Facilities, might result in an aggregate valuation thereof reflecting a material loss of value as compared to the value thereof indicated in the certificate of a Responsible Officer delivered to the Lender pursuant to Section 7.12(k), or (ii) an Event of Default has occurred.

          (b) In addition to the Appraisals referred to in subsection (a) above, from time to time during the term of this Agreement, if so requested by the Lender, in its sole discretion, the Borrower shall furnish to the Lender a certificate of a Responsible Officer certifying as to the value of one or more of the Hotel Facilities in such officer's reasonable opinion.

          7.20.  REIT Requirements.  The Borrower shall operate its business at
                 -----------------
all times so as to satisfy all requirements necessary to qualify as a real estate investment trust under Section 856 through 860 of the Code. The Borrower will maintain adequate records so as to comply with all record-keeping requirements relating to the qualification of the Borrower as a real estate investment trust as required by the Code and applicable regulations of the Department of the Treasury promulgated thereunder and will properly prepare and timely file with the IRS all returns and reports required thereby. The Borrower will request from its shareholders all shareholder information required by the Code and applicable regulations of the Department of Treasury promulgated thereunder.

          7.21.  Maintenance of FF&E Reserves.  The Borrower shall cause the
                 ----------------------------
Operator to maintain FF&E Reserves in respect of each Hotel Facility, pursuant to the terms of the Operating Lease and/or Management Agreement relating thereto and shall direct the Operator to deliver to the Lender simultaneously with delivery to the Borrower or its Subsidiaries, copies of any reports, statements or other information required to be supplied to the Borrower or its Subsidiary under any Operating Lease or Management Agreement for any Hotel Facility. The Borrower shall not commingle, or permit the commingling of, other funds with the funds in the FF&E Reserves except to the extent permitted by the Management Agreement.

          7.22.  Further Assurances.  At any time upon the request of the
                 ------------------
Lender, the Borrower will, promptly and at its expense, execute, acknowledge and deliver such further documents and do such other acts and things as the Lender may reasonably request to provide for payment of the Loans made hereunder and interest thereon in accordance with the terms of this Agreement.

                                  ARTICLE VIII

                               NEGATIVE COVENANTS

          As long as any of the Obligations or Commitment remain outstanding, without the written consent of the Lender, the Borrower agrees with the Lender that:

          8.1.  Liens, Etc.  The Borrower shall not create or suffer to exist,
                ----------
and shall not permit any of its Subsidiaries to create or suffer to exist, any Lien upon or with respect to any of its or such Subsidiary's properties, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income therefrom, except for the following and the Lender hereby consents to the following liens notwithstanding the provisions of any Negative Pledge Agreement:

          (a)  Liens created pursuant to the Loan Documents;

          (b) Liens arising by operation of law in favor of materialmen, mechanics, warehousemen, carriers, lessors or other similar Persons incurred by the Borrower or any of its Subsidiaries in the ordinary course of business which secure its obligations to such Person; provided, however,
                                                              --------  -------
     that (i) the Borrower or such Subsidiary is not in default with respect to such payment obligation to such Person, (ii) the Borrower or such Subsidiary is in good faith and by appropriate proceedings diligently contesting such obligation and adequate provision is made for the payment thereof, or (iii) all such failures in the aggregate have no Material Adverse Effect;

          (c) Liens (excluding Environmental Liens) securing taxes, assessments or governmental charges or levies; provided, however, that (i) neither the
                                        --------  -------
     Borrower nor any of its Subsidiaries is in default in respect of any payment obligation with respect thereto unless the Borrower or such Subsidiary is in good faith and by appropriate proceedings diligently contesting such obligation and adequate provision is made for the payment thereof, and (ii) all such failures in the aggregate have no Material Adverse Effect;

          (d) Zoning restrictions, easements, licenses, reservations, restrictions on the use of real property or minor irregularities incident thereto which do not in the aggregate materially detract from the value or use of the property or assets of the Borrower or any of its Subsidiaries or impair, in any material manner, the use of such property for the purposes for which such property is held by the Borrower or any such Subsidiary;

          (e) Liens in favor of landlords securing operating leases permitted by Section 8.3;

          (f)  Liens existing on the date of this Agreement and disclosed on
     Schedule 8.1;

          (g) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (h) Any attachment or judgment Lien not constituting an Event of Default under Section 9.1(f);

          (i) Any (i) interest or title of a lessor or sublessor under any Capitalized Lease or any operating lease not prohibited by this Agreement,
     (ii) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (iii) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (ii);

          (j) Liens arising from filing UCC financing statements relating solely to leases permitted by this Agreement;

          (k) Deposits in the ordinary course of business to secure liabilities to insurance carriers, lessors, utilities and other service providers;

          (l) Purchase money security interests (including mortgages, conditional sales, Capitalized Leases and any other title retention or deferred purchase devices) in personal property of the Borrower or any of its Subsidiaries in an amount not exceeding $200,000 in respect of each Hotel Facility, existing or created at the time of acquisition thereof or within 60 days thereafter.

          (m) Any Lien securing the renewal, extension or refunding of any Indebtedness or other Obligation secured by any Lien permitted by this
     Section 8.1 provided that such renewal, extension or refunding is otherwise permitted by this Agreement and the amount of such Indebtedness or other Obligation secured by such Lien and the assets subject to such Lien are not increased.

          (n)  Any Lien securing Indebtedness permitted pursuant to Section
8.2(v).

          8.2.  Indebtedness.  (a)  The Borrower shall not create, incur or
                ------------
suffer to exist, or permit any of its Subsidiaries to create, incur or suffer to exist, any Indebtedness, or incur, assume, endorse, be or become liable for, or guarantee, directly or indirectly, or permit or suffer to exist, any Contingent Obligation, except:

               (i) Indebtedness and Contingent Obligations in respect of the Obligations or evidenced by a Loan Document;

              (ii) current liabilities in respect of taxes, assessments and governmental charges or levies incurred, or claims for labor, materials, inventory, services, supplies and rentals incurred, or for goods or services purchased, in the ordinary course of business consistent with the past practice of the Borrower and its Subsidiaries;

             (iii) Indebtedness of the Borrower consisting of fees and expenses referred to in Section 4.1(n) and 4.2(f);

              (iv) Indebtedness of the Borrower or any of its Subsidiaries under Capital Financing Indebtedness in respect of each Hotel Facility in an aggregate amount for such Hotel Facility not exceeding $200,000.00 at any one time outstanding; and

              (v) Indebtedness of the Borrower or any of its Subsidiaries comprising pre-existing Indebtedness secured by Real Estate and any personal property located thereon, which the Borrower or any of its Subsidiaries assumes in connection with the acquisition of such Real Estate, in an aggregate amount not exceeding $25,000,000.

          (b) The Borrower shall not cancel, or permit any of its Subsidiaries to cancel, any claim or Indebtedness owed to it except for adequate consideration and in the ordinary course of business.

          8.3.  Lease Obligations.  The Borrower shall not, and shall not permit
                -----------------
any of its Subsidiaries to, become or remain liable as lessee or guarantor or other surety with respect to any lease, whether an operating lease or a Capitalized Lease, of any property (whether real or personal or mixed), whether now owned or hereafter acquired, which (i) the Borrower or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person, or (ii) the Borrower or any of its Subsidiaries intends to use for substantially the same purposes as any other property which has been or is to be sold or transferred by that entity to any other Person in connection with such lease.

          8.4.  [Intentionally Omitted.]

          8.5.  Mergers, Stock Issuances, Asset Sales, Etc.  (a)  The Borrower
                ------------------------------------------
shall not sell, convey, transfer, lease or otherwise dispose of all or substantially all of its assets or properties, and shall not, and shall not permit any of its Subsidiaries to, (i) merge with any Person, or (ii) consolidate with any Person other than (A) the merger of a Subsidiary of the Borrower into a wholly-owned Subsidiary of the Borrower that is a Loan Party, or
(B) the merger of a wholly-owned Subsidiary of the Borrower into the Borrower.

          (b) The Borrower shall not transfer, or permit any of its Subsidiaries to issue or transfer, any Stock or Stock Equivalents of any Subsidiary other than any such issuance or transfer (i) by a Subsidiary of the Borrower to a wholly-owned Subsidiary of the Borrower that is a Loan Party or
(ii) by a wholly-owned Subsidiary of the Borrower to the Borrower.

          (c) The Borrower shall not and shall not permit any of its Subsidiaries to effect, enter into, consummate or suffer to exist any Asset Sale (other than an Asset Sale with respect to Mortgaged Properties as to which subsection (d) below shall apply) without the prior written consent of the Lender, such consent not to be unreasonably withheld or delayed.

          (d) The Borrower shall not and shall not permit any of its Subsidiaries to effect, enter into, consummate or suffer to exist any Asset Sale with respect to any Mortgaged Property:

                  (i) during the period from January 1, 1999 through December 31, 2003;

          (ii) prior to the Conversion Date, and during the period from January 1, 2004 through the Final Maturity Date, without (y) the prior written consent of the Lender, such consent not to be unreasonably withheld or delayed, and (z) prepayment of the Loans pursuant to Section 2.6(d).

          In the event that an Asset Sale of a Mortgaged Property is entered into in violation of any of the provisions of this Section 8.5(d), in addition to the other rights and remedies of the Lender hereunder, the Borrower shall forthwith prepay the Loans upon receipt by the Borrower of its Subsidiaries of the Asset Sale Proceeds relating thereto, in an amount equal to such Asset Sale Proceeds, together with accrued interest to the date of such prepayment on the principal amount prepaid and, after the Conversion Date, a sum equal to the Yield Maintenance Amount.

          8.6.  Investments.  The Borrower shall not, directly or indirectly,
                -----------
make or maintain, or permit any of
its Subsidiaries to make or maintain, any loan or advance to any Person or own, purchase or otherwise acquire, or permit any of its Subsidiaries to own, purchase or otherwise acquire, any Stock, Stock Equivalents, other equity interest, obligations or other securities of, or all or substantially all of the assets of, any Person or all or substantially all of the assets constituting the business of a division, branch or other unit operation of any Person, or enter into any joint venture or partnership with, or make or maintain, or permit any of its Subsidiaries to make or maintain, any capital contribution to, or otherwise invest in, any Person or incorporate or organize any Subsidiary which was not in existence on the Closing Date (any such transaction being an "Investment"), except Investments consisting of the Stock of Subsidiaries listed on Schedule 5.8,

          8.7.  Change in Nature of Business or Organizational Documents(a)  The
                --------------------------------------------------------
Borrower shall not make, and shall not permit any of its Subsidiaries to make, any material change in the nature or conduct of its business as carried on at the date hereof.

          (b) The Borrower shall not, and shall not permit any of its Subsidiaries to, amend its declaration of trust, certificate of incorporation or by-laws other than for amendments which in the aggregate have no Material Adverse Effect.

          8.8.  Modification of Material Agreements.  The Borrower shall not,
                -----------------------------------
and shall not permit any of its Subsidiaries to, (i) alter, rescind, terminate, amend, supplement, waive or otherwise modify any provision of or permit any breach or default to exist under the Advisory Agreement without the prior written consent of the Lender; or (ii) alter, amend, modify, rescind, terminate, supplement or waive any of their respective rights under, or fail to comply in all material respects with, any of its material obligations arising under any Operating Lease or Management Agreement; provided, however, that, with respect
                                         --------  -------
to any such failure to comply with any such obligations, the Borrower shall not be deemed in default of this Section 8.8 if all such failures in the aggregate would have no Material Adverse Effect; and provided, further, that in the event
                                           --------  -------
of any material breach or event of default by a Person other than the Borrower or any of its Subsidiaries, the Borrower shall promptly notify the Lender of any such breach or event of default and take all such action as may be reasonably necessary in order to endeavor to avoid having such breach or event of default have a Material Adverse Effect.

          8.9.  Accounting Changes.  The Borrower shall not make, nor permit any
                ------------------
of its Subsidiaries to make, any change in accounting treatment and reporting practices or tax reporting treatment, except as required by GAAP or law and disclosed to the Lender.

          8.10.  Transactions with Affiliates.  The Borrower shall not, and
                 ----------------------------
shall not permit any of its Subsidiaries, to enter into any transaction directly or indirectly with or for the benefit of any Affiliate of the Borrower (including, without limitation, employment contracts or contracts involving the payment of management or consulting fees, guaranties and assumptions of obligations of any such Affiliate) except for (A) transactions in the ordinary course of business on a basis no less favorable to the Borrower or such Subsidiary as would be obtained in a comparable arm's length transaction with a Person not an Affiliate, and (B) salaries and other employee compensation and benefits to officers or directors of the Borrower or any of its Subsidiaries commensurate with current compensation and benefit levels.

          8.11.  Environmental Matters.  (a)  The Borrower shall not, and shall
                 ---------------------
not permit any of its Subsidiaries or any Operator, or, to the extent practicable, any other Person to dispose of any Hazardous Material by placing it in or on the ground or waters of any property owned, operated or leased by the Borrower or any of its Subsidiaries, except as in compliance with all applicable Environmental Laws currently and hereinafter in effect; provided, however, that
                                                        --------  -------
the Borrower shall not be deemed in default of this provision if all such disposals in the aggregate would have no Material Adverse Effect.

          (b) The Borrower shall not, and shall not permit any of its Subsidiaries or any Operator, or, to the extent practicable, any other Person to, dispose or to arrange for the disposal of any Hazardous Material on any property owned, operated or leased by any other Person, except as in compliance with all applicable Environmental Laws currently and hereinafter in effect; provided, however, that the Borrower shall not be deemed in default of
        --------  -------
this provision if all such disposals in the aggregate would have no Material Adverse Effect.


                              ARTICLE IX

                           EVENTS OF DEFAULT

          9.1.  Events of Default.  Each of the following events shall be an
                -----------------
Event of Default:

          (a) The Borrower shall fail to pay any principal (including, without limitation, mandatory prepayments of principal) of, or interest on, any Loan, any fee, any other amount due hereunder or under the other Loan Documents or other of the Obligations when the same becomes due and payable; or

          (b) Any representation or warranty made or deemed made by any Loan Party in any Loan Document or by any Loan Party (or any of its officers) in writing in connection with any Loan Document shall prove to have been incorrect in any material respect when made or deemed made; or

          (c) Any Loan Party shall fail to perform or observe (i) any term, covenant or agreement contained in Articles VI or VIII or in any Collateral Document, or (ii) any other term, covenant or agreement contained in this Agreement or in any other Loan Document if such failure under this clause
     (ii) shall remain unremedied for fifteen (15) days after the date on which written notice thereof shall have been given to the Borrower by the Lender; or

          (d) Any Loan Party or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any Indebtedness of such Loan Party or Subsidiary (excluding Indebtedness evidenced by the Note) beyond the period of grace (not to exceed 30 days), if any, with respect thereto (whether the same becomes due and payable by scheduled maturity, required prepayment, acceleration, demand or otherwise); or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall become or be declared to be due and payable, or any Loan Party or any of its Subsidiaries shall be required to repurchase or offer to repurchase such Indebtedness, prior to the stated maturity thereof; or

          (e) Any Loan Party or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against any Loan Party or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceedings instituted against any Loan Party or any of its Subsidiaries (but not instituted by it), either such proceedings shall remain undismissed or unstayed for a period of sixty (60) days or any of the actions sought in such proceedings shall occur; or any Loan Party or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

          (f) One or more judgments or orders for the payment of money in an aggregate amount in excess of $100,000 to the extent not fully covered by insurance shall be rendered against any Loan Party or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order, or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (g) An ERISA Event shall occur which, in the reasonable determination of the Lender, is reasonably likely to have a Material Adverse Effect; or

          (h) The Borrower or any of its Subsidiaries shall have entered into any consent or settlement decree or agreement or similar arrangement with an Governmental Authority or any judgment, order, decree or similar action shall have been entered against the Borrower or any of its Subsidiaries or any Operator, in any case based on or arising from the violation of or pursuant to any Environmental Law, or the generation, storage, transportation, treatment, disposal or Release of any Hazardous Material and such judgment, order, decree or similar action is reasonably likely to have a Material Adverse Effect; or

          (i) Any material provision of any Collateral Document after delivery thereof under Article IV shall for any reason cease to be valid and binding on any Loan Party thereto, or any Loan Party shall so state in writing; or

          (j)  Any Collateral Document after delivery thereof pursuant to
     Article IV shall, for any reason, cease to create a valid Lien on any of the Collateral purported to be covered thereby or such Lien shall cease to be a perfected and first priority Lien, or any Loan Party shall so state in writing; or

          (k) There shall occur a Material Adverse Change or an event which is reasonable likely to have a Material Adverse Effect; or

          (l) The Lender shall have determined in good faith, and shall have so given notice to the Borrower, that the Borrower has at any time ceased to be in a position to qualify, or has not qualified, as a real estate investment trust for any of the purposes of the provisions of the Code applicable to real estate investment trusts; provided that no Event of Default under this subsection shall be deemed to have occurred and be continuing if, within 10 days after notice of any such determination is given to the Borrower, the Borrower shall have furnished the Lender with an opinion of the Borrower's tax counsel (who shall be reasonably satisfactory to the Lender) to the effect that the Borrower is then in a position to so qualify, or has so qualified, as the case may be, which opinion shall not contain any material qualification unsatisfactory to the Lender; or

          (m) HRPT Advisors shall cease at any time to (A) hold beneficially and of record at least 250,000 of the issued and outstanding common shares and each other class of equity securities of the Borrower (adjusted for any division, reclassification or stock dividend in respect of Common Shares), or (B) hold the power to direct or cause the direction of the management and policies of the Borrower; or

          (n) Barry M. Portnoy and Gerard M. Martin shall cease at any time to
     (A) hold beneficially and of record, in the aggregate, at least 51% of the issued and outstanding common shares and each other class of equity securities of HRPT Advisors (adjusted for any division, reclassification or stock dividend in respect of Common Shares), or (B) hold the power to direct or cause the direction of the management and policies of HRPT Advisors; or

          (o) HRPT Advisors shall cease to be the sole Advisor to Borrower pursuant to and in accordance with the Advisory Agreement, without the Lender's prior written consent or the Advisory Agreement shall be materially amended, supplemented or modified without the Lender's prior written consent; or

          (p) Advisor shall default in the observance or performance of any material provision of the Subordination Agreement; or

          (q) Any Manager shall default in the observance or performance of any material provision of a Management Agreement and such defaults, in the aggregate, are reasonably likely to have a Material Adverse Effect; or

          (r) Any Operating Lessee shall default in the observance or performance of any material provision of an Operating Lease and such defaults, in the aggregate, are reasonably likely to have a Material Adverse Effect.

          9.2.  Remedies.  If there shall occur and be continuing any Event of
                --------
Default, the Lender (i) may by notice to the Borrower, declare the obligation of the Lender to make Loans to be terminated, whereupon the same shall forthwith terminate, and (ii) may by notice to the Borrower, declare the Loans, all interest thereon and all other amounts and Obligations payable under this Agreement to be forthwith due and payable, whereupon the Note, all such interest and all such amounts and Obligations together with (if such declaration occurs on or after the Conversion Date) the Yield Maintenance Amount with respect to the Note (to the extent permitted by applicable law), shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower;

provided, however, that upon the occurrence of the Event of Default specified in
--------  -------
subparagraph (e) above, (A) the obligation of the Lender to make Loans shall automatically be terminated and (B) the Loans, all such interest and all such amounts and Obligations shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower. In addition to the remedies set forth above, the Lender may exercise any remedies provided for by the Collateral Documents in accordance with the terms thereof or any other remedies provided by applicable law.


                                   ARTICLE X

                                 MISCELLANEOUS

          10.1.  Amendments, Etc.  No amendment or waiver of any provision of
                 ---------------
this Agreement nor consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by the Lender, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          10.2.  Notices, Etc.  All notices and other communications provided
                 ------------
for hereunder shall be in writing

(including, without limitation, telegraphic, telex, telecopy or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered by hand:

If to the Borrower, at its address at:

          400 Centre Street,
          Newton, Massachusetts 02158
          Attention:  Mr. John G. Murray
          (telecopy number:  617-332-2261)
          (telephone number:  617-964-8389);

with a copy to:

          Sullivan & Worcester
          One Post Office Square
          Boston, Massachusetts  02109
          Attention:  Lena G. Goldberg, Esq.
          (telecopy number:  617-338-2800)
          (telephone number:  617-338-2880).

If to the Lender, at its address at

          140 Broadway,
          New York, New York 10005-1285
          Attention:  James W. Roiter, Managing Director
          (telecopy number: 212-504-4096)
          (telephone number: 212-504-4900)

with a copy to:

          Weil Gotshal & Manges
          767 Fifth Avenue
          New York, New York 10153
          Attention:  J. Philip Rosen, Esq.
          (telecopy number: 212-310-8007)
          (telephone number: 212-310-8000)

or, as to the Borrower or the Lender, at such other address as shall be designated by such party in a written notice to the other party. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, cabled or delivered, be effective three (3) Business Days after being deposited in the mails, delivered to the telegraph company, confirmed by telex answerback, telecopied with confirmation of receipt, delivered to the cable company or delivered by hand to the addressee, respectively, except that notices and communications to the Lender pursuant to Article II shall not be effective until received by the Lender.

          10.3.  No Waiver; Remedies.  No failure on the part of the Lender to
                 -------------------
exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          10.4.  Costs; Expenses; Indemnities.  (a)  The Borrower agrees to pay
                 ----------------------------
to the Lender or as the Lender may direct (i) on or before the date hereof (and not including any amounts previously paid) the sum of ONE HUNDRED THOUSAND DOLLARS ($100,000) toward the reasonable costs and expenses of the Lender in connection with the preparation, execution and delivery of this Agreement, each of the other Loan Documents and each of the other documents to be delivered hereunder and thereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel, accountants, appraisers, consultants or industry experts retained by the Lender with respect thereto, provided that the
                                                              -------- ----
Borrower acknowledges and agrees that the foregoing shall not include the fees and expenses to be paid by the Borrower pursuant to Section 4.2(e) hereof, and
(ii) on demand, all costs and expenses of the Lender (including, without limitation, the fees and out-of-pocket expenses of counsel, retained by the Lender) in connection with the modification, amendment or enforcement (whether through negotiation, legal proceedings or otherwise) of this Agreement and the other Loan Documents.

          (b) The Borrower agrees to indemnify and hold harmless the Lender and its Affiliates, and the directors, officers, employees, agents, attorneys, consultants and advisors of or to any of the foregoing (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in Article IV) (each of the foregoing being an "Indemnitee") from and against any and all claims, damages, liabilities, obligations, losses, penalties, actions, judgments, suits, costs, disbursements and expenses of any kind or nature (including, without limitation, fees and disbursements of counsel to any such Indemnitee and experts, engineers and consultants and the costs of investigation and feasibility studies) which may be imposed on, incurred by or asserted against any such Indemnitee in connection with or arising out of any investigation, litigation or proceeding, whether or not any such Indemnitee is a party thereto, whether direct, indirect, or consequential and whether based on any federal, state or local law or other statutory regulation, securities or commercial law or regulation, or under common law or in equity, or on contract, tort or otherwise, in any manner relating to or arising out of or based upon or attributable to this Agreement, any other Loan Document, any document delivered hereunder or thereunder, any Obligation, or any act, event or transaction related or attendant to any thereof, including, without limitation, (i) arising from any misrepresentation or breach of warranty under Section 5.19 or any Environmental Claim or any Environmental Lien or any Remedial Action arising out of or based upon anything relating to real property owned, leased or operated by the Borrower or any of its Subsidiaries and the facilities or operations (collectively, the "Indemnified Matters"); provided, however, that the Borrower
                                           --------  -------
shall not have any under this Section 10.4(b) to an Indemnitee with respect to any Indemnified Matter caused by or resulting from the gross negligence or willful misconduct of that Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable judgment or order.

          (c) If the Lender receives any payment of principal of any Loan other than on the last day of an Interest Period relating to such Loan, as a result of any payment made by the Borrower or acceleration of the maturity of the Note pursuant to Section 9.2 or for any other reason, the Borrower shall, upon demand by the Lender, pay to the Lender all amounts required to compensate the Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment, including, without limitation, any loss (including, without limitation, loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Lender to fund or maintain such Loan.

          (d) The Borrower shall indemnify the Lender for, and hold the Lender harmless from and against, any and all claims for brokerage commissions, fees and other compensation made against the Lender for any broker, finder or consultant with respect to any agreement, arrangement or understanding made by or on behalf of any Loan Party or any of its Subsidiaries in connection with the transactions contemplated by this Agreement.

          (e) The Borrower agrees that any indemnification or other protection provided to any Indemnitee pursuant to this Agreement (including, without limitation, pursuant to this Section 10.4) or any other Loan Document shall (i) survive payment of the Obligations and (ii) inure to the benefit of any Person who was at any time an Indemnitee under this Agreement or any other Loan Document.

          (f) The provisions of this Section 10.4 shall survive any termination of this Agreement.

          10.5.  Right of Set-off.  Upon the occurrence and during the
                 ----------------
continuance of any Event of Default the Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender to or for the credit or the account of the Borrower against any and all of the Obligations now or hereafter existing whether or not the Lender shall have made any demand under this Agreement or any Note or any other Loan Document and although such Obligations may be unmatured. The Lender agrees promptly to notify the Borrower after any such set-off and application made by the Lender; provided, however, that the failure to give such notice shall not affect the
--------  -------
validity of such set-off and application. The rights of the Lender under this Section are in addition to the other rights and remedies (including, without limitation, other rights of set-off) which the Lender may have.

          10.6.  Binding Effect.  This Agreement shall become effective when it
                 --------------
shall have been executed by the Borrower and the Lender and thereafter shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the

Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender.

          10.7.  Assignments and Participations.  (a) The Lender may sell,
                 ------------------------------
transfer, negotiate or assign to one or more other financial institutions all or a portion of its Commitment, the Loans owing to it and an interest in the Note held by it and a commensurate portion of its rights and obligations hereunder and under the other Loan Documents subject to the proviso to subparagraph (c) below.

          (b) The Lender may sell participations to one or more banks or other Persons in or to all or a portion of its rights and obligations under the Loan Documents (including, without limitation, all or a portion of the Commitment, the Loans owing to it and the Note held by it). In the event of the sale of any participation by the Lender, (i) the Lender's obligations under the Loan Documents (including, without limitation, the Commitment) shall remain unchanged, (ii) the Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Lender shall remain the holder of such Note and Obligations for all purposes of this Agreement, and
(iv) the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under this Agreement.

         (c) Each participant shall be entitled to the benefits of Sections 2.10, 2.12 and 2.14 as if it were a Lender; provided, however, that anything
                                            --------  -------
herein to the contrary notwithstanding, the Borrower shall not, at any time, be obligated to pay to any participant of any interest of the Lender, under Section 2.10, 2.12 or 2.14, any sum in excess of the sum which the Borrower would have been obligated to pay Lender in respect of such interest had such assignment not been effected or had such participation not been sold.

          (d) The Borrower shall cooperate with Lender, at no cost or expense to the Borrower, and any other party to whom the Lender may assign or sell participations (or negotiate for such assignment or sale) in all or a portion of the Commitment, the Loans owing to it and an interest in the Note. Such cooperation of the part of the Borrower shall include but shall not be limited to the execution and delivery of (i) amendments, modifications and/or supplements to one or more Loan Documents, in form and substance as may be required by Lender, and (ii) the execution and delivery of one or more additional promissory notes, at no cost or expense to the Borrower; provided however, that such promissory notes, amendments,
              -------- -------
modifications and/or do not materially increase the obligations of the Borrower or materially diminish the rights of the Borrower under the Loan Documents.

          10.8.  Governing Law; Severability.  This Agreement and the Note and
                 ---------------------------
the rights and obligations of the parties hereto and thereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          10.9.  Submission to Jurisdiction; Service of Process.  (a)  Any legal
                 ----------------------------------------------
action or proceeding with respect to this Agreement or the Note or any document related thereto may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, the Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which any of them may now or
                           --------------------
hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

          (b) The Borrower irrevocably consents to the service of process of any of the aforesaid courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the borrower at its address provided herein.

          (c) Nothing contained in this Section 10.9 shall affect the right of the Lender or any holder of the Note to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.

          10.10.  Section Titles.  The Section titles contained in this
                  --------------
Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

          10.11.  Execution in Counterparts.  This Agreement may be executed in
                  -------------------------
any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          10.12.  Entire Agreement.  This Agreement, together with all of the
                  ----------------
other Loan Documents and all certificates and documents delivered hereunder or thereunder embody the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof.

          10.13.  Confidentiality.  The Lender agrees to keep information
                  ---------------
obtained by it pursuant hereto and the other Loan Documents confidential in accordance with the Lender's customary practices and agrees that it will only use such information in connection with the transactions contemplated by this Agreement and not disclose any of such information other than (i) to the Lender's employees, representatives and agents who are or are expected to be involved in the evaluation of such information in connection with the transactions contemplated by this Agreement and who are advised of the confidential nature of such information, (ii) to the extent such information presently is or hereafter becomes available to the Lender, as the case may be, on a non-confidential basis from a source other than the Borrower, (iii) to the extent disclosure is required by law, regulation or judicial order or requested or required by bank regulators or auditors, or (iv) to assignees or participants or potential assignees or participants who agree to be bound by the provisions of this sentence.

          10.14.  Waiver of Jury Trial.  Each of the parties hereto waives any
                  --------------------
right it may have to trial by jury in respect of any litigation based on, or arising out of, under or in connection with this Agreement or any other Loan Document, or any course of conduct, course of dealing, verbal or written statement or action of any party hereto.

          10.15.  NON-LIABILITY OF TRUSTEES.  THE DECLARATION OF TRUST OF THE
                  -------------------------
BORROWER, DATED MAY 12, 1995, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO ("THE DECLARATION"), IS DULY FILED IN THE OFFICE OF THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDES THAT THE NAME "HOSPITALITY PROPERTIES TRUST" REFERS TO THE TRUSTEES UNDER THE DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF THE BORROWER SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, THE BORROWER. ALL PERSONS DEALING WITH THE BORROWER, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF THE BORROWER FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

          10.16.  Securitization Opinions.  In the event the Loans become the
                  -----------------------
subject of a securitization underwritten by the Lender or any of its Affiliates, the Borrower shall, provided it receives at least fifteen (15) Business Days written notice of the Lender's request therefor, deliver on or at any time after the Conversion Date, a 10(b)(5) opinion and a nonconsolidation opinion, each at the Borrower's sole cost and expense, in form and substance and delivered by counsel acceptable to the Lender and the Rating Agency, as may be required by the Lender and/or the Rating Agency in connection with such securitization. The Borrower shall undertake all actions (including structural reorganization including, without limitation, transferring assets to a special/single purpose and bankruptcy remote entity, if appropriate) necessary to enable its counsel to issue the opinion. The Borrower's failure to deliver the opinions required hereby or otherwise comply with the provisions of this Section 10.16 and the following Sections 10.17 through 10.18, shall constitute an "Event of Default" hereunder.

          10.17.  Cooperation With Rating Agencies.  The Borrower covenants and
                  --------------------------------
agrees that in the event the Lender decides to include the Loans as an asset of a securitization effective on or at any time after the Conversion Date, the Borrower shall upon the Lender's written request (a) proceed to establish, so as to be effective only on or at any time after the Conversion Date as the Lender may require, a cash management system and escrow accounts as required by the Rating Agencies or the Lender, whereby all revenues shall be deposited directly into an account in the name of the Lender to pay real estate taxes, insurance premiums, monthly debt service and capital improvement reserves, with the excess being available to the Borrower for its use, (b) gather any environmental or engineering information required by the Rating Agency in connection with such a securitization, (c) at the Lender's request, meet with representatives of the Rating Agency to discuss the business and operations of the Mortgaged Properties, and (d) cooperate with the requests of the Lender or the Rating Agency in connection with all of the foregoing.

          10.18.  Securitization Financials.  The Borrower covenants and agrees
                  -------------------------
that, upon the Lender's written request therefor in connection with a securitization effective on or at any time after the Conversion Date, in which the Loans are to be included as an asset, the Borrower shall promptly deliver audited financial statements and related documentation prepared by an independent certified public accountant that satisfy securities laws and requirements for use in a public registration statement (which may include up to three (3) years of historical audited financial statements).

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                             HOSPITALITY PROPERTIES TRUST


                             By:
                                ---------------------------------
                                Name:
                                Title:


                             DLJ MORTGAGE CAPITAL, INC.


                             By:
                                ---------------------------------
                                Name:
                                Title:


                             By:
                                ---------------------------------
                                Name:
                                Title:

                                  Schedule 1.1
                                  ------------

                                 Initial Hotels

                                  Schedule 3.2
                                  ------------

                   Mortgaged Property Prioritization Schedule

                                Schedule 5.8 (a)
                                ----------------

                            Stock Related Agreements

                                Schedule 5.8 (c)
                                ----------------

                                  Subsidiaries

                                 Schedule 5.19
                                 -------------

                             Environmental Matters

                                Schedule 5.22(a)
                                ----------------

                               Owned Real Estate

                                Schedule 5.22(b)
                                ----------------

                               Leased Real Estate

                                Schedule 5.22(c)
                                ----------------

                            Defects in Improvements

                                  Schedule 8.1
                                  ------------

                                 Existing Liens

                                   Exhibit A
                                   ---------

                                      Note

                                   Exhibit B
                                   ---------

                              Notice of Borrowing

                                   Exhibit C
                                   ----------

                       Form of Negative Pledge Agreement

                                   Exhibit D
                                   ---------

                Form of Opinion of Counsel for the Loan Parties

                                   Exhibit E
                                   ---------

                                Form of Mortgage

                                   Exhibit F
                                   ---------

                          Form of Assignment Agreement

                                   Exhibit G
                                   ---------

                          Form of Management Agreement

                                   Exhibit H
                                   ---------

                            Form of Operating Lease

                                   Exhibit I
                                   ---------

                           Form of Security Agreement

                                   Exhibit J
                                   ---------

                        Form of Subordination Agreement

                                      115